UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a party other than the Registrant              ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DASEKE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DASEKE, INC.
15455 Dallas Parkway, Suite 550
Addison, Texas 75001

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Daseke, Inc.:

Notice is hereby given that the 2023 annual meeting of shareholders (the “Annual Meeting”) of Daseke, Inc., a Delaware corporation (the “Company” or “we”), will be held on June 8, 2023, at 11:00 a.m., Central time, to consider and vote upon the following proposals:

1.	To elect the eight director nominees named in the accompanying proxy statement to serve on the Company’s Board of Directors (the “Board of Directors” or the “Board”) until the 2024 annual meeting of shareholders and until their successors are elected and qualified or their earlier death, resignation or removal;

2.	To ratify the selection of Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending December 31, 2023;

3.	To approve, on an advisory basis, the executive compensation of our named executive officers as described in “Executive Compensation”;

4.	To approve an amendment and restatement of the Company’s 2017 Omnibus Incentive Plan; and

5.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

We have determined to hold the Annual Meeting virtually this year to provide for a convenient experience for all shareholders. We believe that hosting a virtual meeting, in which any shareholder can participate from any geographic location with Internet connectivity, enables participation by more of our stockholders while also lowering the cost of conducting the Annual Meeting. To attend and participate in the Annual Meeting, you will need to visit the virtual meeting website at https://www.cstproxy.com/daseke/2023 (the “Meeting Website”) and enter the control number found on your proxy card. If you are a beneficial owner of shares held in street name and wish to attend the Annual Meeting, you will need to follow the instructions on your voting instruction form to receive a legal proxy from your bank or broker, and then e-mail a copy (a legible photograph is sufficient) of your legal proxy to proxy@continentalstock.com. Beneficial owners who e-mail a valid legal proxy will be issued a control number that will allow them to register to attend and participate in the Annual Meeting. Beneficial owners who wish to attend the Annual Meeting should contact Continental Stock Transfer & Trust Company at the above email address no later than June 2, 2023, to obtain this information. Only one shareholder per control number can access the Meeting Website. You may vote and submit questions while attending the Annual Meeting by following the instructions available on the Meeting Website at the time of the Annual Meeting. On the date of the Annual Meeting, online access to the Annual Meeting will open at 10:30 a.m., Central time, to allow time for shareholders to log-in prior to the start of the live audio webcast of the Annual Meeting at 11:00 a.m., Central time. We encourage you to log-in 15 minutes prior to the start time of the Annual Meeting. If you experience technical difficulties during the check-in process or during the Annual Meeting, please call (917) 262-2373 for assistance. You will not be able to physically attend the Annual Meeting.

Only shareholders of record of the Company as of the close of business on April 14, 2023, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Each share of common stock entitles the holder thereof to one vote. A list of the names of shareholders entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting for examination by any shareholder for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., Central time, at our headquarters at 15455 Dallas Parkway, Suite 550, Addison, Texas 75001.

Beginning on or about April 27, 2023, we will send to all shareholders entitled to notice of, and to vote at, the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions on how to access our proxy materials over the internet and how to vote. The Notice also provides instructions on how to obtain paper copies if preferred. We are furnishing proxy materials to shareholders over the internet because this process expedites the delivery of proxy materials, ensures that proxy materials remain easily accessible to our shareholders, saves costs and reduces the environmental impact of the Annual Meeting.

Your vote is important. Proxy voting permits shareholders unable to attend the Annual Meeting to vote their shares through a proxy. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. Proxy cards that are signed and returned, but do not include voting instructions, will be voted by the proxy holders as recommended by the Board of Directors. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions included in the accompanying proxy statement and on the proxy card or voting instruction form.

Even if you plan to attend the Annual Meeting, it is strongly recommended you vote your shares and submit your proxy before the Annual Meeting date to ensure that your shares will be represented at the Annual Meeting if you are unable to attend. You are urged to review carefully the information contained in the proxy statement prior to deciding how to vote your shares.

By Order of the Board of Directors,

Executive Vice President, Chief Legal Officer,
General Counsel and Corporate Secretary

April 27, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 8, 2023: The Company’s proxy statement for the 2023 Annual Meeting of Shareholders, the form of proxy card and the 2022 Annual Report to Shareholders are available at https://www.cstproxy.com/daseke/2023.

DASEKE, INC.
15455 Dallas Parkway, Suite 550
Addison, Texas 75001

PROXY STATEMENT

FOR

2023 ANNUAL MEETING OF SHAREHOLDERS
To be held on June 8, 2023 at 11:00 a.m., Central time

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROXY MATERIALS

Why did I receive a Notice of Internet Availability of Proxy Materials?

Daseke, Inc. (the “Company,” “Daseke,” “we,” “our” or “us”) sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) to access the Company’s proxy materials because we are holding our 2023 annual meeting of shareholders (the “Annual Meeting”) virtually and the Company’s Board of Directors (the “Board of Directors” or the “Board”) is asking for your proxy to vote your shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the Annual Meeting and any adjournments or postponements thereof. The Notice was first sent to shareholders on or about April 27, 2023.

The Securities and Exchange Commission (the “SEC”) has approved rules allowing companies to furnish proxy materials to shareholders by providing access to such documents on the internet instead of mailing paper copies. We believe this process expedites the delivery of proxy materials, ensures that proxy materials remain easily accessible to our shareholders, saves costs and reduces the environmental impact of the Annual Meeting. Accordingly, we mailed the Notice rather than paper copies of our proxy materials. Instructions on how to access the proxy materials over the internet or how to request a paper copy by mail may be found in the Notice. The proxy materials, including this proxy statement, summarize the information that you need to make an informed decision on the proposals to be considered at the Annual Meeting.

When and where will the Annual Meeting be held?

The Annual Meeting will take place on June 8, 2023, at 11:00 a.m., Central time. We have determined to hold the Annual Meeting virtually. You will not be able to physically attend the Annual Meeting.

We are holding a virtual only meeting this year for a few reasons. We value innovation and we welcome expanded access, improved communication and cost savings for the Company and our shareholders afforded by the virtual format. We also believe hosting a virtual meeting enables increased shareholder attendance and participation from locations around the country, which provides for a more meaningful forum.

To attend and participate in the Annual Meeting, you will need to visit the virtual meeting website at https://www.cstproxy.com/daseke/2023 (the “Meeting Website”) and enter the control number found on your proxy card. If you are a beneficial owner of shares held in street name and wish to attend the Annual Meeting, you will need to follow the instructions on your voting instruction form to receive a legal proxy from your bank or broker, and then e-mail a copy (a legible photograph is sufficient) of your legal proxy to proxy@continentalstock.com. Beneficial owners who e-mail a valid legal proxy will be issued a control number that will allow them to register to attend and participate in the Annual Meeting. Beneficial owners who wish to attend the Annual Meeting should contact Continental Stock Transfer & Trust Company at the above email address no later than June 2, 2023, to obtain this information.

Only one shareholder per control number can access the Meeting Website. You may vote and submit questions while attending the Annual Meeting by following the instructions available on the Meeting Website at the time of the Annual Meeting. On the date of the Annual Meeting, online access to the Annual Meeting will open at 10:30 a.m., Central time, to allow time for shareholders to log-in prior to the start of the live audio webcast of the Annual Meeting at 11:00 a.m., Central time. We encourage you to log on 15 minutes prior to the start time of the Annual Meeting. If you experience technical difficulties during the check-in process or during the Annual Meeting, please call (917) 262-2373 for assistance.

What proposals will be addressed at the Annual Meeting?

Shareholders will be asked to consider the following proposals at the Annual Meeting:

1.	To elect the eight director nominees named in this proxy statement to serve on the Board of Directors until the Company’s 2024 annual meeting of shareholders and until their successors are elected and qualified or their earlier death, resignation or removal;

2.	To ratify the selection by the audit committee of the Board of Directors (the “Audit Committee”) of Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm for the year ending December 31, 2023;

3.	To approve, on an advisory basis, the executive compensation of our named executive officers (“NEOs”) as described in “Executive Compensation” (“say-on-pay”); and

4.	To approve an amendment and restatement of the Company’s 2017 Omnibus Incentive Plan (as amended and restated, the “Incentive Plan”).

We will also consider any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors unanimously recommends that shareholders vote:

●	“FOR” each nominee proposed by the Board of Directors for director;

●	“FOR” the ratification of the selection of Grant Thornton as our independent registered public accounting firm;

●	“FOR” the approval, on an advisory basis, of the compensation of our NEOs; and

●	“FOR” the approval of an amendment and restatement of the Incentive Plan.

Who may vote during the Annual Meeting?

Shareholders who owned shares of Common Stock as of the close of business on April 14, 2023 (the “Record Date”) are entitled to vote during the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

On the Record Date, there were 45,196,829 shares of Common Stock outstanding and entitled to vote. In order for us to conduct the Annual Meeting, a majority of our outstanding shares of Common Stock entitled to vote during the Annual Meeting must be present at the beginning of the Annual Meeting. This is referred to as a quorum. Consequently, 22,561,403 shares of Common Stock must be present at the beginning of the Annual Meeting to constitute a quorum.

Your shares are counted as present at the Annual Meeting if you were a shareholder as of the Record Date and (i) you attend the Annual Meeting, (ii) you vote (either by mail or online) in advance of the Annual Meeting (even if you abstain from voting on any or all of the proposals) or at the Annual Meeting, or (iii) your shares are registered in the name of a bank or brokerage firm and you do not provide voting instructions and such bank or broker casts a vote on the ratification of the selection of Grant Thornton to serve as our independent registered public accounting firm.

How many votes do I have?

Each share of Common Stock is entitled to one vote on each matter that comes before the Annual Meeting.

What is the proxy card?

If you complete the proxy card and mail it in the envelope provided (or otherwise submit your proxy over the internet as described below), you will appoint Jonathan Shepko, the Company’s Chief Executive Officer (the “CEO”), and Soumit Roy, the Company’s Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary, each to act as your proxy at the Annual Meeting. By completing and returning the proxy card, you are authorizing Messrs. Shepko and Roy to vote your shares during the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card and vote online before the Annual Meeting date in case your plans change. Proxies will extend to, and be voted at, any adjournment(s) or postponement(s) of the Annual Meeting. Alternatively, you can vote your shares during the Annual Meeting.

If any other matter properly comes before the Annual Meeting, or at any adjournment(s) or postponement(s) of the Annual Meeting, that is not on the proxy card, the proxy holders mentioned above and on the proxy card will vote your shares, under your proxy, in accordance with the recommendations of the Board of Directors or, in the absence of a Board decision, in their best judgment. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of 2023 Annual Meeting of Shareholders and with respect to any other matters that may properly come before the Annual Meeting.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record.  If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a broker, bank, broker-dealer, custodian or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the shareholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account, but you must follow the instructions that organization has provided to you in order to vote or attend the Annual Meeting. Those instructions are contained in a “voting instruction form” provided to you by such organization.

If I am a shareholder of record of the Company’s shares, how do I vote?

If you are a shareholder of record, there are three ways to vote:

●	During the Annual Meeting. You may vote during the Annual Meeting by following the instructions provided at the Annual Meeting.

●	By Mail. You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

●	Online Prior to the Annual Meeting. You may vote online in advance of the Annual Meeting by following the procedures and instructions described on the proxy card. If you choose to vote online in advance of the Annual Meeting, have your proxy card in hand, which will have the control number necessary to access the website, and follow the instructions.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner, there are three ways to vote:

●	During the Annual Meeting. If you are a beneficial owner, you will need to follow the instructions on the voting instruction form provided to you to receive a legal proxy from your broker, bank, broker-dealer, custodian or other similar organization that holds your shares, and then e-mail a copy (a legible photograph is sufficient) of your legal proxy to proxy@continentalstock.com. Beneficial owners who e-mail a valid legal proxy will be issued a control number that will allow them to register to attend and participate in the Annual Meeting. Beneficial owners who wish to attend the Annual Meeting should contact Continental Stock Transfer & Trust Company at the above email address no later than June 2, 2023 to obtain this information.

●	By Mail. You may vote by filling out the voting instruction form and sending it back in the envelope provided by your broker, bank, broker-dealer, custodian or other similar organization that holds your shares.

●	Via Telephone/Online Prior to the Annual Meeting. You may vote by submitting your vote by telephone or online if those options are made available to you by your broker, bank, broker-dealer, custodian or other similar organization in accordance with the instructions on the voting instruction form provided to you. Although most banks, brokers and other nominees offer these voting alternatives, availability and specific procedures vary.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast by the shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, meaning that the eight director nominees who receive the highest number of shares voted “for” their election are elected. There are no cumulative voting rights for director elections. You may vote “for” or “withhold” authority to vote for each of the nominees for the Board. “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the nominees.

What vote is required to ratify the selection by the Audit Committee of Grant Thornton as our independent registered public accounting firm?

Approval of the proposal to ratify the selection of Grant Thornton as our independent registered public accounting firm requires the affirmative vote of the majority of the votes cast by the shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “for” or “against” this proposal, or you may abstain from voting on this proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

What vote is required to approve, on an advisory basis, the executive compensation of our NEOs as described in “Executive Compensation”?

Approval of “say-on-pay” requires the affirmative vote of the majority of the votes cast by the shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “for” or “against” this proposal, or you may abstain from voting on this proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal. Although this advisory vote to approve the Company’s executive compensation is non-binding, the Board’s compensation committee (the “Compensation Committee”) will carefully assess the voting results.

What vote is required to approve the amendment and restatement of the Incentive Plan?

Approval of the proposal to amend and restate the Incentive Plan requires the affirmative vote of the majority of the votes cast by the shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “for” or “against” this proposal, or you may abstain from voting on this proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again by signing and returning a new proxy card or voting instruction form with a later date or by submitting a later vote electronically or via telephone (if those options are available to you), or, if you are a shareholder of record, by attending the Annual Meeting and voting at the Annual Meeting. Attending the Annual Meeting will not automatically revoke your proxy unless you vote again during the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Chief Legal Officer at 15455 Dallas Parkway, Suite 550, Addison, Texas 75001, a written notice of revocation prior to the Annual Meeting.

Please note, however, that if your shares are held of record by a broker, bank, broker-dealer, custodian or other similar organization, you must instruct your broker, bank, broker-dealer, custodian or other similar organization that you wish to change your vote by following the procedures on the voting instruction form provided to you by such representative.

What happens if I do not indicate how to vote my proxy?

If you sign your proxy card without providing further instructions, your shares will be voted “FOR” each of the director nominees proposed by the Board of Directors, “FOR” the ratification of the selection of Grant Thornton to serve as our independent registered public accounting firm for the year ending December 31, 2023, “FOR” the approval, on an advisory basis, of the executive compensation of our NEOs and “FOR” the approval of the amendment and restatement of the Incentive Plan. To the extent any other business properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, any shares represented by any such proxy card will be voted within the discretion of the designated proxy holders to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless otherwise provided on such proxy card.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying shareholders are kept confidential to the extent possible and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K that the Company is required to file with the SEC within four business days following the Annual Meeting.

Who bears the cost of soliciting proxies for the Annual Meeting?

The Board of Directors is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting, and the Company will bear the cost of soliciting proxies. The Company has engaged D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies for the Annual Meeting, and the Company has agreed to pay D.F. King a fee of $10,000 and will reimburse D.F. King for its reasonable out-of-pocket expenses. D.F. King may solicit proxies by mail, personally, telephonically, through the internet, by e-mail or by facsimile. The Company’s directors, officers and other employees may also solicit proxies by mail, personally, telephonically, through the internet, by e-mail or by facsimile. No additional compensation will be paid to the Company’s directors, officers or other employees for such services. The Company will reimburse brokerage firms and other nominees for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.

Do dissenting shareholders have appraisal rights?

Neither Delaware law nor the Company’s charter or bylaws provide for appraisal or other similar rights for dissenting shareholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, our shareholders will have no right to dissent and obtain payment for their shares.

What does it mean if I receive more than one proxy card and/or voting instruction form?

 If you receive more than one proxy card and/or voting instruction form, your shares may be registered in more than one name and/or are registered in different accounts. In order to vote all of the shares held by you, you will need to vote the shares held in each account separately. Please follow the voting instructions on each proxy card and/or voting instruction form to ensure that all of your shares are voted.

Who do I contact if I have questions about the Annual Meeting or need help in voting my shares?

You can contact our Chief Legal Officer, Soumit Roy, by sending a letter to him at the offices of the Company at 15455 Dallas Parkway, Suite 550, Addison, Texas 75001 with any questions about the proposals described in this proxy statement or how to execute your vote.

CORPORATE GOVERNANCE

The Board of Directors and Executive Officers

Board Structure and Composition

The Board of Directors is currently made up of eight members: Bruce Blaise, Brian Bonner, Catharine Ellingsen, Grant Garbers, Melendy Lovett, Charles “Chuck” F. Serianni, Jonathan Shepko and Ena Williams. Each of the Company’s current directors is seeking re-election at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement, which is eight.

Director Nominees

Certain information about our director nominees, including their ages as of April 1, 2023, is set forth below.

Name	Position	Age	Year Served Since
Charles “Chuck” F. Serianni	Chairman of the Board and Independent Director	61	2019
Bruce Blaise	Independent Director	61	2022
Brian Bonner	Independent Director	66	2015
Catharine Ellingsen	Independent Director	58	2021
Grant Garbers	Independent Director	59	2021
Melendy Lovett	Independent Director	65	2022
Jonathan Shepko	Chief Executive Officer and Director	45	2017
Ena Williams	Independent Director	54	2019

Charles “Chuck” F. Serianni has served on Company’s Board since May 2019, has been the Chair or member of Company’s Audit Committee since May 2019, and was elected Independent Chairman of the Board in June 2021. Mr. Serianni served as the Special Advisor to the CEO of Republic Services, Inc. (NYSE: RSG), a Fortune 500 publicly traded company and national provider of recycling and non-hazardous solid-waste services and environmental solutions (“Republic Services”), from June 2020 until his retirement in June 2021. Prior to that role, Mr. Serianni served Republic Services as the Executive Vice President, Chief Financial Officer from August 2014 to June 2020 and Vice President and Controller, West Region from July 2013 to August 2014. He also served Republic Services as Assistant Controller and progressed to Senior Vice President, Chief Accounting Officer of Republic Services during the period from 1998 to 2013 and as Accounting Operations Director of Republic Services (Auto Nation) from 1997 to 1998. In such roles, he acted as an executive and its financial leader, responsible for its investor relations, shareholder outreach, public company financial reporting, accounting, strategic planning (throughout the United States and Canada and pricing), mergers and acquisitions, capital expenditures, capital allocation, investments, technology investments, cash management, and debt and capital markets transactions. Additionally, during Mr. Serianni’s time at Republic Services, he oversaw the safety department for the entire company, all landfill operating (which included U.S. Environmental Protection Agency, safety, and state and federal regulatory responsibilities); the transition from eight operating regions to two operating regions; and the integration of companies and departments, including the reorganization of the accounting functions. Mr. Serianni is leading the Company’s Board with significant experience and insight in supply chain and transportation-related management and operations; oversight of public-company accounting, finance, treasury, capital allocation, investor relations, debt and capital markets transactions; strategic implementation of capital; public company governance; mergers-and-acquisition-oriented growth; corporate reorganization and systems implementations; and development and the implementation of cybersecurity and technology systems. Mr. Serianni is a qualified SEC financial expert with significant SEC financial reporting experience at Republic Services, Sunglass Hut International, Inc. and the international accounting firm of Deloitte & Touche, LLP. He holds a bachelor’s degree in Accounting and Finance from the University of Dayton and is a member of the American Institute of Certified Public Accountants. We believe his background and skill set make Mr. Serianni well-suited to serve as a member of the Board of Directors.

Bruce Blaise has served on Company’s Board since August 2022 and has been a member of the Board’s Corporate Governance and Nominating Committee and Compensation Committee since August 2022. Mr. Blaise has 38 years of experience in the truck transportation and logistics industry, most recently for Kenan Advantage Group, the largest tank truck transporter and logistics provider in North America (“KAG”), where he served as President from 2011 to May 2021 and held both Chief Executive Officer and President roles from January 2018 to 2021. During his time at KAG, Mr. Blaise also served as Executive Vice President of KAG’s Fuels Delivery Group and Vice President of Sales and Marketing. Through his executive leadership at KAG, he built expertise in operations, business development, regulatory and trade compliance, human capital management and development, enterprise risk management, and corporate strategy and governance. Mr. Blaise brings to the Company’s Board extensive experience and insight in transportation operations; logistics operations; specialized transportation operations; driver recruitment and retention; safety; driver compensation plans; corporate strategy; mergers and acquisitions; integrations; human capital management, organization, and compensation; and customer development and retention. Prior to joining KAG, Mr. Blaise served in management roles with Miller Transporters from 1983 to 2001. Mr. Blaise earned a Bachelor of Business Administration from Mississippi State University, where he recently served on the Marketing Advisory Board. He has served on the Board of Directors of the National Freight Transportation Association (NFTA) and the Ohio Trucking Association (OTA), and is a past member of various industry associations, including the Society of Independent Gasoline Marketers of America (SIGMA) and the National Tank Truck Carriers Association (NTTC). Mr. Blaise was identified as a director candidate by a third-party search firm engaged to assist in identifying qualified director candidates. We believe his background and skill set make Mr. Blaise well-suited to serve as a member of the Board of Directors.

Brian Bonner has served on Company’s Board since February 2015, including roles as Executive Chairman (August 2019 until August 2020), Independent Chairman of the Board (August 2020 until June 2022) and Chair of the Board’s Compensation Committee (January 2020 until July 2022), and is currently a member of the Board’s Audit and Compensation Committees. Mr. Bonner’s 33-year career with Texas Instruments, Inc. (NASDAQ: TXN), a Fortune 500 publicly traded technology company that designs and manufactures semiconductors and various integrated circuits (“TI”), spanned several executive leadership positions, including Vice President and Chief Information Officer from 2000 to 2014 and other leadership positions in product profit and loss management, worldwide marketing, and post-acquisition integration. Mr. Bonner brings to the Company’s Board significant experience and insight in sales management; human capital management, organization, and compensation; corporate oversight and governance; business performance; business scaling post-acquisition implementation/integration; and information technology management and development; and cybersecurity and information technology systems. Mr. Bonner served as a member on the Board of Directors of Copper Mobile from 2012 to 2015, an advisory board member for Gemini Israel Funds from June 2004 to May 2015, and is currently an advisory board member for Southern Methodist University’s Computer & Electrical Engineering Department. He holds an MBA in Marketing and Finance from the Fuqua School of Business at Duke University, an MSEE and BSEE from the University of Michigan, and a BA in Physics from Kalamazoo College. He received the Minority & Women Business Development Award from TI, the Transformational CIO Award from HMG Strategies, and the Most Innovative User of Technology from Information Week Magazine. We believe his background and skill set make Mr. Bonner well-suited to serve as a member of the Board of Directors.

Catharine Ellingsen has served on Company’s Board since April 2021, has been a member of the Board’s Compensation Committee and Corporate Governance and Nominating Committee since April 2021, and was appointed Chairwoman of the Compensation Committee in July 2022. Ms. Ellingsen is the Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary at Republic Services. In such capacity, she oversees Legal Services, Board and Corporate Governance, Ethics and Compliance, Enterprise Risk Management, Labor Relations, Corporate Security, Business Continuity, Real Estate and Facilities Management. Additionally, Ms. Ellingsen is integrally involved with ESG and DE&I in her roles as the Chair of the Republic Services’ MOSAIC Council for Inclusion and Diversity and Executive Sponsor of UNIDOS Latin American Business Resources Group . Ms. Ellingsen is also a Director of the Republic Services Charitable Foundation. Ms. Ellingsen brings to the Company’s Board significant experience and insight in supply chain management and transportation-related legal risks and exposures; human capital management, organizational effectiveness, and compensation; labor relations; public company reporting and governance; mergers and acquisition; post-acquisition implementation/integration; and shareholder outreach and relations. She previously served as Republic Services’ Senior Vice President, Human Resources from 2011 to 2016, and Vice President, Deputy General Counsel from 2008 to 2011. Before joining Republic Services, Ms. Ellingsen served Allied Waste Industries, Inc. in multiple roles, including Vice President, Deputy General Counsel, and practiced law at the law firms of Steptoe & Johnson LLP and Bryan Cave LLP. She received her B.A. cum laude from Wheaton College and a J.D. magna cum laude from Washington College of Law, The American University. She also attended the Advanced Human Resources Executive Program at the University of Michigan, Ross School of Business. We believe her background and skill set make Ms. Ellingsen well-suited to serve as a member of the Board of Directors.

Grant Garbers has served on Company’s Board and has served on the Board’s Audit Committee since June 2021 and the Board’s Corporate Governance and Nominating Committee since January 2021. Mr. Garbers has been a Managing Director of Harrison Co., a middle-market investment banking firm, since June 2020, where he is responsible for sourcing merger and acquisition opportunities as well as advising on the transaction strategy, company positioning, buyer rationale, financing risks, transaction structure, and valuation and the purchase documents in conjunction with legal counsel. Mr. Garbers brings to the Company’s Board significant experience and insight in mergers, acquisitions, and capital markets. He has specific experience in the specialized transportation solutions segment as he previously served as an Independent Director of Roadmaster Group, Inc. (a Company acquisition in 2017). Prior to Harrison Co., Mr. Garbers spent 13 years with Capstone Headwaters and its predecessor company, Headwaters MB, as a Managing Director in its industrial technology practice with the same responsibilities. Mr. Garbers has served both private and public companies across diverse industries, such as transportation, medical, consumer products, and industrial technology. Mr. Garbers started his career in risk management at Fred S. James before entering the financial services sector. Mr. Garbers holds a BBA from The University of Georgia and completed the Mergers and Acquisitions Executive Education Program at the Wharton School of Business. We believe his background and skill set make Mr. Garbers well-suited to serve as a member of the Board of Directors.

Melendy Lovett has served on Company’s Board since January 2022, has been a member of the Board’s Audit Committee and Compensation Committee since January 2022, and was appointed Chairwoman of the Audit Committee in July 2022. Ms. Lovett has served as Senior Vice President, Chief Administrative Officer (March 2014 to February 2019; April 2020 to June 2021) and Senior Vice President, Chief Financial Officer (February 2019 to April 2020), and member of the Board, Audit Committee and Chairwoman of Human Resources Committee at Trinity Industries, Inc. (NYSE: TRN), a publicly traded industrial and manufacturing company serving the rail transportation industry (“Trinity”). At Trinity, Ms. Lovett was a member of the executive leadership team and oversaw a broad range of responsibilities, including corporate strategy, talent management, executive compensation, supply chain management, financial reporting, acquisitions, integrations, spin-offs, organizational redesigns, and technology upgrades and implementations. Strategic projects she led at Trinity include corporate integration of its largest acquisition, the spin-off of its infrastructure business, a major organizational redesign following the spin-off, and many technology upgrade implementations. Ms. Lovett also had operational responsibility for Trinity’s Railcar Leasing and Management Services Group as well as Trinity’s trucking and logistics business. Ms. Lovett brings to the Company’s Board significant experience and insight in supply chain management and transportation operations; corporate strategy; mergers and acquisitions; integrations; spin-offs; organizational redesigns; technology implementations; financial reporting; public company audit and governance; and human capital management, organization, and compensation. Prior to joining Trinity, Ms. Lovett spent more than 20 years at Texas Instruments, holding roles including Vice President of Worldwide Human Resources, where she focused on human capital and talent development, as well as 10 years as President of the company’s global Education Technology business. Ms. Lovett is highly decorated in the STEM field with recognized leadership and direct experience integrating technology into business and operations, creating significant value. Ms. Lovett is a qualified SEC financial expert and holds NACD Directorship Certification® as well as NACD Carnegie Mellon Software Engineering Institute Cybersecurity Oversight certification. Ms. Lovett earned a bachelor’s degree in Management from Texas A&M University and a master’s degree in Accounting from the University of Texas at Dallas. She is a certified public accountant in the State of Texas. We believe her background and skill set make Ms. Lovett well-suited to serve as a member of the Board of Directors.

Jonathan Shepko has served as a member of the Board of Directors since February 2017 and has served as the Company’s Chief Executive Officer since August 2021. From January 2021 to August 2021, he served as the Company’s Interim Chief Executive Officer. Mr. Shepko is a Co-founder and Managing Partner of Stonehollow Capital Partners (“Stonehollow”), which makes direct equity investments in private companies across the United States. Prior to founding Stonehollow in January 2019, from 2014 to 2018, Mr. Shepko served as a Managing Partner of EF Capital Management, LP, the investment arm of a substantial single-family office, which largely focused on direct equity and direct debt investments, in both public and private companies, across the United States. Prior to that, Mr. Shepko was a Managing Director with Ares Management, a Managing Director of CLG Energy Finance (an affiliate of Beal Bank), and a Vice President with EnCap Investments, LP. Over the course of his career, he has served in various board and management capacities of portfolio company investments. Collectively, Mr. Shepko has underwritten and managed nearly $2 billion in direct equity and debt financings, spanning multiple industries, including investments in high-growth as well as mature companies. Mr. Shepko graduated magna cum laude with a degree in Finance from Texas A&M University. We believe his background and skill set, as well as his daily insight into our business as our Chief Executive Officer, make Mr. Shepko well-suited to serve as a member of the Board of Directors.

Ena Williams has served on Daseke, Inc.’s (“Company”) Board of Directors since May 2019, has been a member of the Company’s Compensation Committee and Corporate Governance and Nominating Committee since May 2019, and was appointed Chairwoman of the Corporate Governance and Nominating Committee in January 2021. Ms. Williams is the Chief Operating Officer of Casey’s General Stores, Inc., a Fortune 500 publicly traded company operating over 2,450 convenience stores in 16 states, where, as a member of the senior leadership team, she oversees store operations, supply chain, enterprise procurement, continuous improvement, real estate, fuel supply & retail, construction & maintenance, asset protection, acquisition integration and strategy implementation. Ms. Williams is leading the Company’s Board with significant experience and insight in transportation and supply chain management, operations, strategy, P&L management, organization transformation, acquisition integration, team member development and compensation, and governance. Ms. Williams has served as the Chief Executive Officer and member of the Board of Directors of National HME, Inc., a technology enabled hospice medical equipment provider, as well as Senior Vice President and Head of International Operations for 7-Eleven, Inc., where she led the growth strategy and had P&L responsibilities for more than 34,900 licensed, franchised, and joint-venture stores in 16 countries—a system that generated approximately $25 billion in revenue. Ms. Williams currently serves on the Board of Advisors for the Robert B. Rowling Center for Business Law & Leadership, SMU Dedman School of Law, and the Board of Directors for Children International. Ms. Williams holds an MBA from The Wharton School of the University of Pennsylvania and a bachelor’s degree from the University of Virginia.

Executive Officers

Certain information about our executive officers, including their ages as of April 1, 2023, is set forth below.

Name	Position	Age
Jonathan Shepko	Chief Executive Officer	45
Aaron Coley	Executive Vice President and Chief Financial Officer	49
Rick Williams	Executive Vice President and Chief Operating Officer	57
Soumit Roy	Executive Vice President, Chief Legal Officer, General Counsel, and Corporate Secretary	47

Jonathan Shepko’s biographical information is set forth under “—Director Nominees” above.

Aaron Coley has served as our Executive Vice President and Chief Financial Officer since September 2022. Before joining the Company, Mr. Coley most recently served as Chief Financial Officer of Pilot Thomas Logistics, a North American petroleum distribution and services business with a fleet of over 3,000 trucks and 80 warehouses across the country, a position he had held since January 2018. Prior to that, from 2016 to January 2018, Mr. Coley served as the Chief Financial Officer for Jones Companies, LLC, a single-family office with operating companies spanning various industries, including lumber, recycling, equipment rental, and trucking/logistics. From 2011 to 2016, Mr. Coley was a Vice-President for BG Group, plc where he worked as Chief Financial Officer in two joint ventures, TGGT Midstream and BG Trinidad & Tobago. Prior to BG Group, plc, Mr. Coley was a Managing Director at FTI Consulting, Inc., providing interim management, lender, and transaction advisory services. Mr. Coley began his career in public accounting, first at Weaver and Tidwell, LLP and then at PricewaterhouseCoopers LLP as an assurance manager. Mr. Coley is a certified public accountant in the State of Texas. He earned a Bachelor of Business Administration degree in Accounting and Finance from Texas Christian University and a Postgraduate Diploma in Strategy and Innovation from Oxford University.

Rick Williams has served as our Executive Vice President and Chief Operating Officer since May 2020. From 1992 until his appointment as Chief Operating Officer of the Company, Mr. Williams served as Chief Executive Officer of Central Oregon Truck Company, Inc., a flatbed transportation company that Mr. Williams co-founded in 1992, which was acquired by the Company in 2013. In September 2019, Mr. Williams was named the division head of the Company’s Flatbed Solutions segment. Mr. Williams began his career in the flatbed trucking industry as a driver at the age of 20. He has worked in the trucking industry for over 35 years and has served in every operational role within the industry. In February 2023, Mr. Williams notified the Company of his decision to retire as the Company’s Executive Vice President and Chief Operating Officer, effective June 1, 2023.

Soumit Roy has served as our General Counsel since he joined the Company in September 2017, became our Chief Legal Officer and Corporate Secretary in September 2019, an Executive Vice President in April 2020, and Chief Human Resources Officer in April 2021. Mr. Roy brings to Daseke over 22 years of experience in private practice and in-house counsel positions at Fortune 500 publicly traded companies. Prior to joining Daseke, he was Global Transactions Counsel at Whole Foods Market, General Counsel at Hotels.com, an Expedia Company, and Counsel at Texas Instruments. His private practice experience includes mergers and acquisitions, corporate securities, employment law, and intellectual property law. Mr. Roy holds a B.S. in Molecular Biology and Biochemistry from The University of Texas at Austin and a J.D. from The University of Texas School of Law.

Board Representation Agreement

On December 23, 2020, the Company entered into a board representation agreement (the “Lyons Agreement”) with Lyons Capital, LLC, The Lyons Community Property Trust, dated June 15, 1979, and Phillip N. Lyons (collectively with their respective affiliates, the “Lyons Investors”) and Mr. Garbers. The Lyons Investors beneficially owned approximately 5% of the Common Stock in the aggregate as of the date of the Lyons Agreement. Pursuant to the Lyons Agreement, the Board appointed Mr. Garbers to the Board and to the Corporate Governance and Nominating Committee of the Board (the “Corporate Governance and Nominating Committee”), effective January 1, 2021.

Also pursuant to the Lyons Agreement, prior to the Lyons Termination Date (as defined below), the Company will, with respect to any annual meeting of the Company’s shareholders include Mr. Garbers or any replacement representative mutually agreed upon by the Company and the Lyons Investors pursuant to the Lyons Agreement (the “Lyons Investor Representative”) in its proxy materials as a director nominee proposed by the Board, recommend the Lyons Investor Representative’s election to the Company’s shareholders and solicit proxies in favor of the Lyons Investor Representative’s election.

With certain exceptions relating to breaches of the Lyons Agreement, the Lyons Agreement terminates after the Company or the Lyons Investors deliver a notice of termination at any time after the date of the Company’s second annual meeting of shareholders following the date of the Lyons Agreement (the “Earliest Lyons Termination Date”), subject to the terminating party providing at least 30 days’ advance notice (the effective date of such termination, the “Lyons Termination Date”). However, if the Company notifies the Lyons Investors and the Lyons Investor Representative before the Earliest Lyons Termination Date that the Board will re-nominate the Lyons Investor Representative at the Company’s next annual meeting of shareholders, then the Earliest Lyons Termination Date would be automatically extended to the date of the Company’s next annual meeting of shareholders. The Lyons Investor Representative has agreed to immediately tender his resignation as a director of the Company, which the Board may accept or reject in its sole discretion, upon the earliest of the following: (i) the Lyons Termination Date; (ii) the sale or other transfer by the Lyons Investors of shares of Common Stock that results in the Lyons Investors’ net long ownership of Common Stock falling below 80% of their ownership net long aggregate ownership of Common Stock as of the date of the Lyons Agreement, with certain adjustments and exceptions as set forth in the Lyons Agreement; and (iii) the Lyons Investors’ failure to cure a material breach of the Lyons Agreement pursuant to the Lyons Agreement.

Director Nomination Process

The Corporate Governance and Nominating Committee identifies director candidates based upon suggestions by other members of the Board, management and shareholders. In addition, the Corporate Governance and Nominating Committee may engage search firms to assist it in identifying director candidates. Pursuant to the Corporate Governance and Nominating Committee charter, the Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders in the same manner it considers other candidates; however, the Corporate Governance and Nominating Committee has no obligation to recommend such candidates. Shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

We have not formally established any specific minimum qualifications that must be met or skills that are necessary for directors to possess. The Corporate Governance and Nominating Committee, in recommending director candidates, and the Board, in nominating director candidates, takes into account all factors it considers appropriate, which include the current needs of the Board as well as the qualifications of the candidate, such as the candidate’s strength of character, judgment, familiarity with the Company’s business and industry, independence of thought, ability to work collegially, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, corporate governance background, various and relevant career experience, relevant technical skills, relevant business acumen, financial and accounting background and executive compensation background. While the Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity, it believes that it is important that the Board members represent diverse viewpoints, with a broad array of experiences, professions, skills and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities.

Board Diversity

The Board believes that a diverse membership having a variety of skills, styles, experience and competencies is an important feature of a well-functioning board. Accordingly, the Board believes that diversity of viewpoints, backgrounds and experience (inclusive of gender, age, race and ethnicity) should be a consideration in Board succession planning and recruiting. In recent years, the Corporate Governance and Nominating Committee has taken this priority to heart in its nominations process, and the diversity of the Board has grown significantly. Three of the eight current members of the Board are female, as compared to none as recently as five years ago, and the Board’s composition exceeds The Nasdaq Stock Market, LLC Listing Rules’ (the “NASDAQ Listing Rules”) objective for listed companies to have at least two diverse directors, including one who self-identifies as female and one who self-identifies as either an underrepresented minority or LGBTQ+. The following chart provides certain information regarding the diversity of the Board as of April 1, 2023:

Board Diversity Matrix
Board Size:
Total Number of Directors	8
	Female	Male
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
African American or Black	1	—
Alaskan Native or Native American	—	—
Asian	—	—
Hispanic or Latinx	—	—
Native Hawaiian or Pacific Islander	—	—
White	2	5
Two or More Races or Ethnicities	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Director Independence

The Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, the Board has determined that none of our directors (other than Mr. Shepko) have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of our directors (other than Mr. Shepko) is “independent” as that term is defined by the NASDAQ Listing Rules. In addition, in 2022, the Board determined that Don R. Daseke, who resigned from the Board in November 2022, was not “independent” as that term is defined by the NASDAQ Listing Rules.

There are no family relationships between any directors or executive officers.

Board Committee Membership, Meetings and Attendance

The table below shows the current chair and membership of the Board and the Board committees listed below, the independence status of each Board member and the number of meetings of the Board and the Board committees listed below held during 2022.

Director	Independent	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Bruce Blaise	✓		✓	✓
Brian Bonner	✓	✓	✓
Catharine Ellingsen	✓		C	✓
Grant Garbers	✓	✓		✓
Melendy Lovett+	✓	C	✓
Charles “Chuck” F. Serianni*+	✓	✓
Jonathan Shepko
Ena Williams	✓		✓	C

Number of 2022 Meetings		9	5	4

C       Chair

✓       Member

*       Chair of the Board

+       Financial Expert

Each of the above committees of the Board of Directors is comprised entirely of independent directors and was comprised of entirely independent directors throughout 2022.

During 2022, the Board of Directors held five general meetings and five special meetings. In 2022, each incumbent director then serving attended at least 75%, in the aggregate, of (i) the total number of Board meetings held during the period in which he or she was a director and (ii) the total number of meetings held by all Board committees on which he or she served (during the period in which he or she served).

We encourage all of our directors to attend our annual meetings of shareholders. All of our directors then-serving attended the 2022 annual meeting of shareholders.

The independent directors of the Board of Directors held five executive sessions during 2022. Such executive sessions do not include employee directors or other directors who do not qualify as independent under the NASDAQ Listing Rules and SEC rules.

Audit Committee

We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and the NASDAQ Listing Rules. Each member of the Audit Committee is financially literate. In addition, the Board of Directors has determined that each member of the Audit Committee meets the additional independence standards set forth in the NASDAQ Listing Rules applicable to members of audit committees. The Board has also determined that Ms. Lovett and Mr. Serianni each qualify as an “audit committee financial expert” as defined in applicable SEC rules.

The Audit Committee, which operates under a written charter, is, among other things, responsible for:

●	the appointment, compensation, retention, replacement and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by the Company;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by the Company, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with the Company in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction;

●	reviewing with management its enterprise risk management process and the adequacy of internal controls systems; and

●	reviewing with management, the independent auditors and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

A copy of the Audit Committee charter is available on our website at https://investor.daseke.com/corporate-governance/governance-documents/default.aspx and free of charge from the Company by writing to the Company’s Chief Legal Officer at 15455 Dallas Parkway, Suite 550, Addison, Texas 75001.

Compensation Committee

The Board has determined that each member of the Compensation Committee meets the independence standards set forth in the NASDAQ Listing Rules applicable to members of compensation committees. The Compensation Committee, which operates under a written charter, is, among other things, responsible for:

●	overseeing the Company’s overall compensation philosophy that applies to all Company employees and overseeing the Company’s plans, policies, guidelines (including, but not limited to, clawback policies and stock ownership guidelines) and programs to compensate the Company’s employees;

●	reviewing, evaluating and approving the agreements, plans, policies and programs of the Company to compensate the Company’s executive officers and directors and ensuring such compensation is consistent with our executive compensation philosophy and objectives;

●	approving and administering our equity compensation plans;

●	overseeing the Company’s trading policies and anti-hedging and pledging policies applicable to executive officers and directors;

●	establishing and reviewing executive officer compliance with the Company’s Stock Ownership Guidelines; and

●	assisting the Board in its oversight of human capital management, including corporate culture, diversity and inclusion, recruiting, retention, attrition, talent management, career development and progression, succession and employee relations.

In exercising its oversight over all matters of executive compensation policy, including benefits and any perquisites, the Compensation Committee’s charter provides that each year, the Compensation Committee will, among other things, (i) review, modify (if necessary) and approve the Company’s peer companies, if any, and data sources for purposes of evaluating the Company’s compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements, (ii) review, modify (if necessary) and approve corporate goals and objectives relevant to the compensation of our CEO and our other senior officers, (iii) evaluate the performance of our CEO and, in consultation with our CEO, our other senior officers in light of the Company’s executive compensation goals and objectives, and (iv) set the compensation of our CEO and, in consultation with our CEO, our other senior officers based on this evaluation. Our CEO may not be present during voting or deliberation on his compensation.

In addition, pursuant to its charter, each year, the Compensation Committee reviews director compensation and makes a recommendation to the Board regarding the form and amount of director compensation, taking into consideration that a director’s independence may be jeopardized if (i) his or her compensation and perquisites materially exceed customary levels, (ii) the Company makes substantial charitable contributions to organizations with which the director is affiliated or (iii) the Company enters into consulting contracts with (or provides other indirect forms of compensation to) the director or an organization with which the director is affiliated.

The Compensation Committee’s charter provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

A copy of the Compensation Committee charter is available on our website at https://investor.daseke.com/corporate-governance/governance-documents/default.aspx and free of charge from the Company by writing to the Company’s Chief Legal Officer at 15455 Dallas Parkway, Suite 550, Addison, Texas 75001.

The Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant, to assist the Compensation Committee in assessing and determining executive compensation for 2022. See “Executive Compensation—Compensation Discussion and Analysis— Process for Determining Executive Compensation” for more information.

Our CEO plays an important advisory role in the compensation-setting process of the other executive officers, including our other NEOs. Our CEO evaluates the performance of the other executive officers and makes recommendations to the Compensation Committee concerning performance objectives, salary, bonus and long-term incentive levels for the other executive officers, including the other NEOs. The Compensation Committee annually discusses the recommendations with our CEO. The Compensation Committee may, in its sole discretion, approve, in whole or in part, the recommendations of our CEO.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, which operates under a written charter, is, among other things, responsible for:

●	advising the Board and making recommendations regarding appropriate corporate governance practices and assisting the Board in implementing those practices;

●	advising the Board and making recommendations related to Company’s Environmental, Social, and Governance (ESG) practices;

●	assisting the Board by identifying individuals qualified to become members of the Board, consistent with the criteria approved of by the Board, and recommending director nominees to the Board for election at the annual meetings of shareholders or for appointment to fill vacancies on the Board;

●	reviewing with management the Company’s enterprise risk (including, but not limited to, risks related to cyber threats);

●	advising the Board about the appropriate composition of the Board and its committees; and

●	leading the Board in the annual performance evaluation of the Board and its committees, and of management.

A copy of the Corporate Governance and Nominating Committee charter is available on our website at https://investor.daseke.com/corporate-governance/governance-documents/default.aspx and free of charge from the Company by writing to the Company’s Chief Legal Officer at 15455 Dallas Parkway, Suite 550, Addison, Texas 75001.

Audit Committee Report*

The Audit Committee of the Board of Directors of Daseke, Inc. has reviewed and discussed the Company’s audited financial statements with management, as well as management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, and has discussed with the Company’s independent registered public accounting firm their evaluation of the Company’s internal control over financial reporting as well as the matters required to be discussed by the applicable rules and standards promulgated by the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, the Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 23, 2023.

Submitted by:

Audit Committee of the Board of Directors

Melendy Lovett

Brian Bonner

Grant Garbers

Charles “Chuck” F. Serianni

*	The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Board Leadership Structure and Role in Risk Oversight

The Board recognizes that the leadership structure and combination or separation of the CEO and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed the Board the flexibility to establish the most appropriate structure for the Company at any given time.

In August 2019, after Mr. Daseke resigned from his positions as CEO and Chairman of the Board, upon the recommendation of the Corporate Governance and Nominating Committee, the Board decided to separate the positions of CEO and Chairman. The Board believes that the separation of the CEO and Chairman of the Board roles currently provides the most efficient and effective leadership model for the Company as it encourages free and open dialogue regarding competing views and provides for strong checks and balances. Specifically, the balance of powers between our CEO and the Chairman of the Board facilitates the active participation of all directors and enables the Board to provide more effective oversight of management. In addition, the Board believes that this separation enables our CEO to focus on the management and operations of our business and the development and implementation of strategic initiatives, while our Chairman of the Board leads the Board in the performance of its responsibilities.

The Board, directed by the Audit Committee, is actively involved in overseeing our risk management processes. The Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of our businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board’s committees considers risk within its area of responsibility.

Compensation Committee Interlocks and Insider Participation

None of our directors who served on the Compensation Committee at any time during 2022 either (i) was an officer, former officer or employee of the Company or (ii) had any relationship that must be disclosed under the SEC rules relating to transactions with related persons. Further, none of our executive officers currently serves, nor served at any time during 2022, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board of Directors.

Communication with Directors

The Board of Directors recommends that shareholders initiate communications with the Board, the Chairman of the Board or any Board committee by writing to the Company’s Chief Legal Officer. This process assists the Board of Directors in reviewing and responding to shareholder communications. The Board has instructed the Chief Legal Officer to review correspondence directed to the Board and, at his discretion, to forward items that he deems to be appropriate for the Board’s consideration.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to further its goal of providing effective governance of our business and affairs for the long-term benefit of our shareholders. A copy of the Corporate Governance Guidelines is available free of charge on the Investors section of our website at http://www.daseke.com. The Corporate Governance and Nominating Committee is responsible for periodically reviewing the Corporate Governance Guidelines and recommending changes as appropriate to ensure the effective functioning of the Board of Directors and corporate governance.

Code of Ethics

We have adopted a code of ethics that applies to our officers and directors. A copy of the code of ethics is available free of charge on the Investors section of our website at http://www.daseke.com. In addition, a copy of the code of ethics will be provided without charge upon request to the Company. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the code of ethics applicable to such persons by posting such information on our website.

Policy Prohibiting Hedging and Pledging

We consider it improper and inappropriate for our directors, officers and other employees to engage in any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the value of our securities. As such, our insider trading policy prohibits all employees, including directors and executive officers, from engaging in any speculative or hedging transactions or any other transactions that are designed to offset any decrease in the value of our securities. Our insider trading policy also prohibits all employees, including directors and executive officers, from holding our securities in a margin account or pledging our securities as collateral for a loan except in certain limited circumstances pre-approved by our Chief Legal Officer when a person wishes to pledge our securities as collateral for a loan and clearly demonstrates the ability to repay the loan without selling such securities. None of our directors or executive officers has pledged shares of our stock as collateral for a loan or holds shares of our stock in a margin account.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that all required Section 16 reports were timely filed during 2022 and in prior years by our directors and executive officers and beneficial owners of more than 10% of the Common Stock, except as previously disclosed and except that (i) Mr. Bonner filed a Form 4 on January 4, 2023 to report the withholding of shares of Common Stock to cover certain tax obligations upon the vesting of his restricted stock units, which was required to be reported by September 9, 2020 and (ii) Mr. Shepko filed a Form 4 on August 4, 2022 to report the sale of 5 shares of Common Stock, which was required to be reported by September 10, 2020, and the sale of 5 shares of Common Stock, which was required to be reported by September 11, 2020.

Certain Relationships and Related Party Transactions

Since January 1, 2022, other than the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in “Executive Compensation,” there have been no transactions, and there are no currently proposed transactions, in which (i) we have been or are to be a participant, (ii) the amount involved exceeded or is expected to exceed $120,000, and (iii) any of our directors, executive officers or holders of more than 5% of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest, except as follows:

●	Mr. Williams, our Executive Vice President and Chief Operating Officer, has a 28% ownership interest in one of our customers from whom we received approximately $0.2 million in freight revenue for the year ended December 31, 2022, and

●	Mr. Daseke (who served on the Board and who beneficially owned more than 5% of our voting securities in 2022 until November 2022), his wife and The Walden Group, Inc. (an entity controlled by Mr. Daseke that beneficially owned more than 5% of our voting securities in 2022 until November 2022), entered into a share repurchase agreement with the Company pursuant to which they agreed to sell to the Company, and the Company agreed to purchase from them, (a) 6,666,667 shares of Common Stock in exchange for a payment in cash by the Company to them in an amount of $40,000,000 in the aggregate and (b) 11,266,058 shares of Common Stock in exchange for (1) 20,000 shares of Series B-1 Perpetual Redeemable Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred Stock”), of the Company, with an aggregate initial liquidation preference of $20,000,000, and (2) 47,597 shares of Series B-2 Perpetual Redeemable Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), of the Company, with an aggregate initial liquidation preference of $47,597,000. The dividend rate applicable to the Series B-1 Preferred Stock is equal to 13.00% per annum, and the dividend rate applicable to the Series B-2 Preferred Stock is equal to 7.00% per annum. In the event that the Company does not pay dividends in cash on the applicable dividend payment date, subject to certain exceptions, the dividend rate applicable to each series of Series B Preferred Stock shall be equal to 13.00% per annum. In addition, on and after the occurrence of certain change of control transactions, the dividend rate applicable to each series of Series B Preferred Stock shall be equal to 18.00%. The Series B Preferred Stock is redeemable at any time, in part or in whole, at the Company’s sole discretion, at a redemption price equal to the initial liquidation preference, plus accrued and unpaid dividends, with no prepayment penalties or call protections. The Series B Preferred Stock is otherwise perpetual in term, with no conversion or equity-linked features. Pursuant to the share repurchase agreement, Mr. Daseke also agreed to forfeit all of his vested options to purchase Common Stock and all of his unvested restricted stock units, resign as a member of the Board and terminate the Board Agreement, dated December 22, 2020, by and among the Company, Mr. Daseke and The Walden Group, Inc. Further, pursuant to the share repurchase agreement, Mr. and Mrs. Daseke and The Walden Group, Inc. have agreed to certain standstill restrictions that will remain in place until November 14, 2027, including, among other things, agreeing not to (A) make any acquisition of any voting securities of the Company, (B) nominate or recommend for nomination any person for election to the Board, (C) solicit proxies regarding the election or removal of directors, (D) submit any proposal for consideration at, or bring any other business before, any meeting of the Company’s shareholders, or (E) effect, participate in, or publicly offer or propose to effect or participate in, certain material transactions, including any material acquisition of the Company’s assets or businesses, in each case, without the Board’s prior approval.

The Audit Committee must review and approve any related party transaction we propose to enter into in which the amount involved exceeds $120,000. The Audit Committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the Company and its shareholders. A summary of such policies and procedures is set forth below.

Any potential related party transaction that is brought to the Audit Committee’s attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At its meetings, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the Audit Committee must consider, among other factors, the following factors to the extent relevant:

●	whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

●	whether there are business reasons for us to enter into the transaction;

●	whether the transaction would impair the independence of an outside director;

●	whether the transaction would present an improper conflict of interest for any director or executive officer taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director’s, executive officer’s or related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant; and

●	any pre-existing contractual obligations.

Any member of the Audit Committee who has an interest in the transaction under discussion must abstain from voting on the approval of the transaction, but may, if so requested by the chairman of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the transaction. Upon completion of its review of the transaction, the Audit Committee may determine to permit or to prohibit the transaction.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

On June 30, 2021, we determined that we no longer qualified as a “smaller reporting company”, as defined in Item 10(f) of Regulation S-K, and would be required to comply with disclosure standards applicable to non-smaller reporting companies beginning in the first quarter of 2022. Therefore, this year’s proxy statement includes additional detail regarding executive compensation that was previously not required, including, without limitation, (1) this compensation discussion and analysis section; (2) additional compensation tables that provide disclosure on “Grants of Plan-Based Awards”, “Options Exercised and Stock Vested”, and “Potential Payments Upon Termination or a Change in Control”; and (3) disclosure with respect to the Company’s risk oversight.

The purpose of this Compensation Discussion and Analysis section is to provide information about the material elements of compensation that are paid, awarded to, or earned by, our “Named Executive Officers” or “NEOs” for fiscal year 2022, who consist of anyone who served as our principal executive officer during fiscal year 2022, anyone who served as our principal financial officer during fiscal year 2022, and our three most highly compensated executive officers who were serving at the end of fiscal year 2022 other than our principal executive officer and principal financial officer.

For fiscal year 2022, our NEOs and their positions were:

Name	Position
Jonathan Shepko	Chief Executive Officer
Aaron Coley(1)	Executive Vice President and Chief Financial Officer
Rick Williams(2)	Executive Vice President and Chief Operating Officer
Soumit Roy	Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary
Jason Bates(3)	Former Executive Vice President and Chief Financial Officer

(1)	Mr. Coley was appointed Executive Vice President and Chief Financial Officer, effective as of October 28, 2022.

(2)	On March 3, 2023, the Company announced that Mr. Williams will be retiring from his position as Executive Vice President and Chief Operating Officer, with an expected effective date of June 1, 2023.

(3)	On September 22, 2022, the Company and Mr. Bates entered into a mutually agreed upon separation agreement from his role as the Company’s Executive Vice President and Chief Financial Officer. During the period between Mr. Bates’ separation and Mr. Coley’s appointment, Mr. Shepko served as the Company’s principal financial officer and principal accounting officer.

Overview

Our executive compensation program has been designed to attract and retain individuals with the background and skills necessary to successfully execute our strategy in a demanding environment, to motivate those individuals to reach near-term and long-term goals in a way that aligns their interests with those of our shareholders, and to reward success in reaching such goals. We use three primary elements of compensation to fulfill that design: base salary, annual cash incentives and long-term equity incentive awards. Annual cash incentives and long-term equity incentive awards (as opposed to base salary) represent the performance-driven elements of our compensation program. They are also flexible in application and can be tailored to meet our objectives. The determination of each individual’s annual cash incentive reflects our belief as to the NEO’s relative contribution to achieving or exceeding specified annual goals. The determination of each NEO’s specific long-term equity incentive awards, which for fiscal year 2022 consisted of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) with multi-year vesting periods, is based on the NEO’s expected long-term contributions. We believe that providing our NEOs with long-term incentive awards in the form of equity compensation such as RSUs and PSUs further aligns the interests of our NEOs with the long-term interests of our shareholders, because the value of such awards to our NEOs is directly tied to the value of our Common Stock.

We strive to recruit and retain talented and experienced leaders who will support the Company’s mission and values. To accomplish this overarching goal, the Company’s executive compensation philosophy aims to properly motivate management with an easy-to-comprehend compensation package that seeks to provide our NEOs with competitive base salaries, annual cash incentives and long-term equity-based compensation awards, as described below. Our NEOs also receive certain retirement, health, welfare, and additional benefits, also as described below.

Compensation Elements	Characteristics	Primary Objective
Base Salary	Represents fixed annual cash compensation. Base salaries may be increased from time to time by the Compensation Committee based on each NEO’s responsibilities and performance.	Designed to be a stable component of our NEOs’ compensation, recognize performance of job responsibilities, and attract and retain talented executives.
Annual Cash Incentive	Performance-based annual cash incentives, based on the Company’s achievement of certain adjusted pre-tax net income targets.	Encourage our NEOs to focus on short-term performance goals that serve as the basis for long-term performance and shareholder value creation and are intended to reward achievement of those goals.
Long-term Equity Incentive Awards

Long-term equity-based incentive compensation awards. For fiscal year 2022, the equity awards consisted of RSUs that are subject to a multi-year vesting period and PSUs that performance-vest based on the Company’s achievement of certain adjusted pre-tax net income targets during a three-year performance period, modified by the Company’s relative total shareholder return (“TSR”) as measured against the Company’s TSR peer group.

Designed to incentivize the NEOs to deliver long-term financial performance and shareholder value, retain top executive talent, and align our NEOs’ interests with shareholder interests.
Retirement Savings 401(k) Plan	Qualified 401(k) retirement plan benefits are available for our NEOs and all other full-time employees.	Provides an opportunity for tax-efficient retirement savings.
Health and Welfare Benefits	Health and welfare benefits are available to our NEOs and all other full-time employees.	Provides benefits to meet the health and welfare needs of our employees and their families.

Advisory Vote on Executive Compensation and Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

We held an advisory vote on the compensation of our NEOs (sometimes referred to as the “say-on-pay” vote) at our 2022 annual meeting of shareholders. At our 2022 annual meeting of shareholders, approximately 67% of the advisory votes cast voted to approve the compensation for our NEOs. The Compensation Committee viewed this vote as primarily supportive and determined the need to seek further understanding through shareholder engagement and outreach, as further detailed in the section below titled “Shareholder Engagement and Outreach.”

We held our most recent advisory vote on the frequency of future “say-on-pay” advisory votes (sometimes referred to as the “say-on-frequency” vote) at our 2019 annual meeting of shareholders, pursuant to which the majority of the advisory votes cast voted to hold our “say-on-pay” advisory votes every year. Consistent with the “say-on-frequency” advisory vote, we have been conducting our “say-on-pay” advisory votes annually.

We will continue to consider the outcome for our “say-on-pay” votes and shareholder views annually when making future compensation decisions for our NEOs.

Shareholder Engagement and Outreach

In response to our “say-on-pay” vote at the 2022 annual meeting, the Company’s management and the Board conducted shareholder engagement to solicit feedback and gain understanding of our shareholders’ concerns as it relates to our executive compensation program. During 2022, we reached out to shareholders representing approximately 70% of shares of Common Stock outstanding. Through our shareholder engagement, we received feedback related to (i) disclosures with our past compensation discussion and analysis sections; (ii) metrics utilized for annual cash incentives; and (iii) metrics utilized for long-term equity incentive awards. The Company’s management and the Compensation Committee incorporated feedback from our shareholders while developing the executive compensation program for 2023, as further detailed in the section below titled “Changes to Our Program in 2023.”

Compensation Best Practices

The Company maintains compensation arrangements intended to enhance returns to our shareholders and include sound corporate governance features. We have listed below some of the more significant governance practices that we have maintained and the practices we have avoided, which we believe promote responsible pay and governance principles and alignment with our shareholders’ interests.

What We Do
●	Pay for Performance: A significant portion of each NEO’s compensation is variable and at-risk based on achievement of pre-established performance goals

●	Engage an independent compensation consultant

●	Utilize a peer group of companies based on the Company’s industry, size, and other factors to provide a reference point on compensation determinations

●	Compensation Committee oversight of executive compensation levels, incentive plan goals and other executive compensation matters

●	Payouts under our annual cash incentive plan and PSU awards are capped at 200% of target

●	Monitor compensation-related risk for excessive risk-taking potential

●	Engage shareholders on executive compensation matters

●	Annually assess the design and alignment of our incentive plans in relation to performance goals, business strategy, and shareholder interests

●	Maintain robust stock ownership requirements for executive officers and directors to align with shareholder interest

●	Maintain a clawback policy

●	Our equity incentive compensation plan includes a one-year minimum vesting requirement, excluding 5% of the share reserve of the plan

●	Our equity incentive compensation plan does not provide for automatic acceleration of awards upon a change of control, unless a successor does not assume outstanding awards

What We Do Not Do
●	Provide excessive severance agreements

●	Excise tax gross-up payments to executives

●	Provide single-trigger change in control termination benefits in employment agreements

●	Allow directors or officers to hedge Company stock or pledge Company stock as collateral for a loan except in certain limited circumstances pre-approved by our Chief Legal Officer, who will approve such request only if such person clearly demonstrates the ability to repay the loan without selling stock

●	Provide excessive perquisites to our executives

●	Utilize compensation practices that involve excessive or unnecessary risk-taking

●	Allow directors or officers to engage in speculative trading of Company stock

Process for Determining Executive Compensation

The Compensation Committee has overall responsibility for approving and evaluating the director and executive compensation plans, policies, and programs of the Company. The Compensation Committee uses several different tools and resources in reviewing elements of executive compensation and making compensation decisions, including our independent compensation consultant noted below. These decisions, however, are not purely formulaic, and the Compensation Committee exercises judgment and discretion as appropriate, taking into consideration our financial results, culture, goals, and initiatives and whether each particular element provides an appropriate incentive and reward for performance that sustains and enhances long-term shareholder value. Included in these considerations is an assessment of the executive officer’s current total compensation, leadership, integrity, individual performance, prospect for future performance, years of experience, skill set and contributions to our financial results and the creation of shareholder value.

Role of Executive Officers in Compensation Decisions

The Compensation Committee considers input from our Chief Executive Officer in making determinations regarding our executive compensation program and the individual compensation of each executive officer, other than our Chief Executive Officer. Our Chief Executive Officer and management team also provide information to the Compensation Committee regarding the performance of the Company for the determination of annual cash incentives and long-term incentive equity awards. The Compensation Committee makes the final determination of NEO compensation. Our Chief Executive Officer makes no recommendations regarding, and does not participate in discussions about, our Chief Executive Officer’s own compensation. With the recommendation of the Compensation Committee, the Board determines the compensation of the Chief Executive Officer and Chief Financial Officer of the Company.

Role of Independent Consultant

The Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant, to assist the Compensation Committee in assessing and determining executive compensation for fiscal year 2022. In fiscal year 2022, Meridian assisted the Compensation Committee by providing competitive compensation data to assist in pay determinations, assessing the design of our short- and long-term incentive programs, providing information on trends in executive compensation and governance, and establishing a compensation peer group and a peer group for purposes of determining relative TSR. The Compensation Committee took into account the information provided by Meridian to determine executive compensation for fiscal year 2022.

Compensation Peer Group

On an annual basis, the Compensation Committee reviews and discusses compensation data for our Chief Executive Officer and our other NEOs as compared to compensation data for similarly-situated executive officers of our compensation peer group companies. Our compensation peer group companies reflect those that are similar in size (as measured by revenues) and have similar lines of business to the Company (i.e., transportation, logistics, and manufacturing and distribution building product companies) and/or have a similar market capitalization.

In advance of the fiscal year 2022 compensation determinations, the Compensation Committee worked with Meridian to develop our compensation peer group using the factors noted above. The Compensation Committee and Meridian annually review the appropriateness of our compensation peer group. The Compensation Committee believes the members of our fiscal year 2022 compensation peer group are appropriate because they reflect the Company’s market for executive talent and customers and are aligned with the Company’s scope of operations and complexity. The following companies comprised our fiscal year 2022 compensation peer group:

Compensation Peer Group
Apogee Enterprises, Inc.	Knight-Swift Transportation Holdings, Inc.
ArcBest Corporation	Landstar System, Inc.
Cubic Corporation	Schneider National, Inc.
Echo Global Logistics, Inc.	U.S. Xpress Enterprises, Inc.
Forward Air Corporation	USA Truck, Inc.
Gibraltar Industries, Inc.	Werner Enterprises, Inc.
Hub Group, Inc.

Elements of 2022 Compensation

The Company’s executive compensation program is composed of the following five principal components:

●	Base salary;

●	Annual performance-based cash incentive opportunity;

●	Long-term equity incentive awards (time-based and performance-based);

●	Employee benefits and perquisites; and

●	Employment agreements (which contain termination and change in control benefits).

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives, and align the interests of our NEOs with those of our shareholders.

Pay Mix

For our NEOs, the mix of compensation is weighted toward at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our NEOs, which is aligned with our compensation philosophy of providing compensation commensurate with performance.

Base Salary

The base salary paid to our NEOs represents fixed annual cash compensation and is designed to be a stable component of compensation, recognize performance of job responsibilities, and attract and retain talented executives. Base salaries may be increased from time to time by the Compensation Committee based on each NEO’s responsibilities and performance.

The annualized base salaries paid to our NEOs in fiscal year 2021 and fiscal year 2022 are set forth in the chart below.

Named Executive Officer	Fiscal Year 2021 Base Salary	Fiscal Year 2022 Base Salary	Percent Increase
Jonathan Shepko	$800,000	$800,000	0.0%
Aaron Coley	—	$450,000	N/A
Rick Williams(1)	$561,750	$601,072	7.0%
Soumit Roy	$410,000	$425,000	3.6%
Jason Bates	$450,000	$450,000	0.0%

(1)	Mr. Williams’ salary increase was based on the terms set forth in his employment agreement.

Annual Cash Incentives

On an annual basis, our NEOs are eligible to receive performance-based cash incentives, which encourage the NEOs to focus on short-term performance goals that serve as the basis for long-term performance and shareholder value creation and are intended to reward achievement of those goals.

In March 2022, the Compensation Committee established annual incentive targets for each NEO expressed as a percentage of base salary. The following table shows the incentive targets for 2022.

Named Executive Officer	Annual Target Incentive (% of Base Salary)
Jonathan Shepko	100%
Aaron Coley(1)	75%
Rick Williams	75%
Soumit Roy	75%
Jason Bates(2)	75%

(1)	Target annual cash incentive percentage for Mr. Coley represents full year target. The actual payout for Mr. Coley was pro-rated based on his hire date of October 28, 2022.

(2)	Mr. Bates’ target annual cash incentive percentage represents his full year target for 2022. Due to his separation on September 19, 2022, Mr. Bates received no annual cash incentive payout in respect of fiscal year 2022.

Consistent with 2021, the Compensation Committee adopted a 2022 annual incentive program design that focused on Adjusted Pre-Tax Net Income (“PTNI”). Adjusted PTNI is generally determined based on the pre-tax net income shown by the Company’s consolidated financial statements, adjusted for nonrecurring or unusual items that do not reflect the company’s core operating performance.

Payment of Annual Incentive Awards for Fiscal Year 2022

At the conclusion of the fiscal year, the Compensation Committee determines the amount of each NEOs actual annual incentive award based on its evaluation of achievement against pre-determined goals, with a maximum opportunity of 200% of the target percentage for each NEO. Based on the performance metric established by the Compensation Committee and the Company’s fiscal year 2022 performance, the Compensation Committee determined that the Company achieved 100% of the target Adjusted PTNI goal for fiscal year 2022.

Company Metric	Threshold		Target		Maximum		Fiscal Year 2022 Results(1)		% of Target Payout
Adj. Pre-Tax Net Income (PTNI)	$101.6	M	$127.1	M	$152.5	M	$127.4	M	100%
% of Target Performance	80%		100%		120%
% of Target Payout	50%		100%		200%

(1)	Adjusted PTNI is generally determined based on the pre-tax net income shown by the Company’s consolidated financial statements and adjusted for nonrecurring or unusual items that do not reflect the Company’s core operating performance. The 2022 Adjusted PTNI performance was adjusted for a nonrecurring event that spanned multiple years.

The actual payout of the NEOs’ annual cash incentives was based on a target percentage of the applicable NEO’s base salary. Based on Adjusted PTNI performance for fiscal year 2022, the Compensation Committee approved the following payouts for each NEO:

Named Executive Officer	Annual Base Salary	x	Target Annual Incentive %	Target Annual Incentive $	x	Payout Percentage	=	Final Award(1)
Jonathan Shepko	$800,000		100.00%	$800,000		100%		$800,000
Aaron Coley(2)	$450,000		13.35%	$60,103		100%		$60,103
Rick Williams	$601,073		75.00%	$450,805		100%		$450,805
Soumit Roy	$425,000		75.00%	$318,750		100%		$318,750
Jason Bates(3)	—		—	—		—		—

(1)	Amounts in this column are reported in the “2022 Summary Compensation Table” below.

(2)	Mr. Coley’s 2022 annual cash incentive award payout was pro-rated based on his hire date of October 28, 2022.

(3)	Due to Mr. Bates’s separation from the Company on September 19, 2022, he was not eligible for an annual incentive award payout in respect of fiscal year 2022.

Long-Term Equity-Based Compensation

The long-term equity-based compensation awards granted to our NEOs are designed to incentivize our NEOs to deliver long-term financial performance and shareholder value, to retain top executive talent and to align our NEOs’ interests with shareholder interests.

The Company maintains the Daseke, Inc. 2017 Omnibus Incentive Plan, as amended and restated (the “Incentive Plan”). Each of our NEOs are eligible to participate in the Incentive Plan, which provides for the grant of stock options, stock appreciation rights, restricted stock, RSUs, PSUs, other stock-based awards or performance compensation awards to employees and other service providers of the Company and its affiliates, including non-employee directors. The Compensation Committee determines the size and vesting terms of all awards made under the Incentive Plan and administers all other aspects of the Incentive Plan.

In March 2022, the Compensation Committee approved a target long-term equity award for each NEO for fiscal year 2022, and approved an equity award mix for the NEOs of:

●	60% PSUs

●	40% RSUs

In determining the amount of long-term equity incentives to award our NEOs, the Compensation Committee reviewed grant values provided to comparable executives of companies in our compensation peer group, the survey data and considered the NEO’s respective role and individual performance. The following table displays the total combined target value of equity awards approved by the Compensation Committee for our NEOs in fiscal year 2022.

Named Executive Officer	Target # of PSUs(1)	# of RSUs	Grant Value of Award
Jonathan Shepko	132,461	88,308	$2,500,012
Aaron Coley(2)	68,572	270,714	$2,375,002
Rick Williams	29,002	19,335	$550,000
Soumit Roy	31,639	21,093	$600,000
Jason Bates(3)	—	—	—

(1)	The number of PSUs reflect achievement at target. The actual number of PSUs that can be earned range from 0 - 200% based on performance.

(2)	On September 22, 2022, the Compensation Committee awarded Mr. Coley with an inducement award of RSUs outside of his annual grant in the amount of 225,000, which are subject to time-vesting conditions and are scheduled to vest 50% on October 28, 2023, and 50% on October 28, 2024, subject to continued employment through each applicable vesting date.

(3)	Due to Mr. Bates’ separation from the Company on September 19, 2022, pursuant to his separation agreement, any vested and unvested stock options, unvested RSUs and/or vested and unvested PSUs held by Mr. Bates as of such date were immediately forfeited.

Performance Stock Units

The values displayed for the PSU awards in the table above reflect the target value of the annual award. The target number of PSUs is determined at the beginning of a three-year performance period and the number of PSUs earned at the end of the three-year period will range from 0% to 200% of target depending on the Company’s performance, as measured by:

●	Annual Adjusted PTNI performance over the three-year period; and

●	An overall modifier based on the Company’s TSR ranked relative to the Company’s TSR peer group, over the three-year performance period.

Adjusted PTNI goals are approved by the Compensation Committee annually each year of the three-year performance period (within 60 days of the start of the applicable fiscal year) to ensure they are meaningful and the Adjusted PTNI results relative to the goals are not impacted by unforeseeable market factors outside of the NEO’s control over a multi-year period. The Compensation Committee believes that this approach best aligns the financial objectives for our NEOs with long-term shareholder value creation and company performance.

The fiscal year 2022 Adjusted PTNI goal was used to establish performance goals for (i) year two of the 2021 PSUs, and (ii) year one of the 2022 PSUs.

The actual performance of the Adjusted PTNI results will be averaged over the three fiscal years of the performance period to determine the percentage of target PSUs earned for each NEO. Performance that exceeds the minimum Adjusted PTNI goal for that fiscal year will result in a payout of 50% of the target PSUs. If the target Adjusted PTNI goal is achieved, 100% of the target PSUs will be earned, and if the maximum Adjusted PTNI goal is reached or exceeded, 200% of the target PSUs will be earned.

At the conclusion of the three-year performance period, the PSUs earned based on the Adjusted PTNI calculation for the three fiscal years will be modified according to the Company’s relative TSR rank for the full three-year performance period. The three-year relative TSR modifier can increase or decrease the final number of PSUs earned by a maximum of 25%.

Relative TSR Modifier

The relative TSR modifier will reduce by up to 25% the number of PSUs that are earned for periods when our TSR performance is below the 25th percentile of our TSR peer group and will increase by up to 25% the number of PSUs that are earned for periods when our TSR performance exceeds the 75th percentile of our TSR peer group. The final numbers of PSUs earned after the modification is applied is capped at 200% of the initial target number of PSUs.

TSR Modifier	Threshold Performance	Target Performance	Maximum Performance
Three-Year Company TSR Rank vs. TSR Peer Group	25th Percentile or Below	50th Percentile	75th Percentile or Above
Modification Factor	75%	100%	125%

The chart below reflects the Company’s TSR Peer Group, which was selected by the Compensation Committee in consultation with Meridian:

TSR Peer Group
ArcBest Corporation	Saia, Inc.
Covenant Logistics Group, Inc.	Schneider National, Inc.
Heartland Express, Inc.	Universal Logistics Holdings, Inc.
Hub Group, Inc.	U.S. Express Enterprises, Inc.
Knight-Swift Transportation Holdings, Inc.	USA Truck, Inc.
Landstar System, Inc.	Werner Enterprises, Inc.
Marten Transport, Ltd.

Restricted Stock Units

The Compensation Committee grants RSU awards to our NEOs for retention purposes as they provide payout opportunity to the NEOs only if they remain employed throughout the applicable vesting dates. RSUs awarded to our NEOs generally vest in substantially equal installments on the first three anniversaries of the grant date, subject to continued employment through each applicable vesting date.

On September 22, 2022, the Compensation Committee awarded Mr. Coley an inducement award of restricted stock units outside of the Incentive Plan in the amount of 225,000, which are subject to time-vesting conditions and are scheduled to vest 50% on October 28, 2023, and 50% on October 28, 2024, subject to continued employment through each applicable vesting date.

2021-2023 PSUs

Performance under the 2021-2023 PSUs will be determined following the end of the three-year performance period ending on December 31, 2023. The number of PSUs to be earned by each NEO will be based on an assessment of (i) performance against the Adjusted PTNI goals during the applicable performance period, and (ii) the Company’s relative TSR performance against our TSR peer group during the period.

The Adjusted PTNI goal for fiscal year 2022 and the actual Adjusted PTNI results apply to the first portion of the 2022 PSU award and the second portion of the PSUs previously awarded to our NEOs in 2021.

Turn-Around PSU Awards

In 2020, the Compensation Committee awarded Messrs. Williams and Roy a one-time “Turn-Around” award, which consists of PSUs that are subject to both time- and performance-based vesting conditions. Such PSUs will time-vest at the end of the three-year performance period following the grant date. Such PSUs have already fully satisfied the performance-vesting condition, as our Common Stock equaled or exceeded the three specified performance hurdles for 20 trading days out of 30 consecutive trading days during the three-year performance period. The chart below details the performance hurdles and vesting schedule of such Turn-Around awards.

Performance Vesting Schedule
Hurdle Price	Percentage of PSUs Vested
$4.00	33.33%
$6.00	33.33%
$9.00	33.34%

Other Executive Benefits and Perquisites

We also provide benefits to meet the health and welfare needs of our executives and their families. We provide a basic benefits package generally to all employees, including our NEOs, which includes a company-sponsored 401(k) plan and health, disability, and life insurance.

Changes to Our Program in 2023

Based on feedback from our shareholder outreach conducted in 2022, and supported by market incentive design benchmarking, management’s recommendation and input from Meridian, the Compensation Committee approved the following changes to our short- and long-term incentive programs for 2023 to further align with the interest of our shareholders and support the Company’s strategic objectives.

Annual Cash Incentive Changes

●	Eliminated the use of Adjusted PTNI as the performance metric to better align with shareholder value and overall company financial performance.

●	Adopted “Adjusted EBIT” as the performance metric in 2023 to ensure alignment with external peers and short-term company growth. Adjusted EBIT is generally defined as earnings (i.e., “Income before income taxes”) before interest, adjusted for nonrecurring or unusual items that do not reflect the Company’s core operating performance.

●	The Compensation Committee will retain the current threshold and maximum payout ranges utilized in the 2022 annual incentive program.

Long-Term Incentive Equity-Based Compensation Changes

●	Eliminated the use of Adjusted PTNI as the performance metric for PSU awards granted in 2023 to better align with shareholder value and overall company financial performance.

●	The Compensation Committee determined that 50% of the PSUs awarded in 2023 will be earned based on the Company’s average return on invested capital (“ROIC”) percentage for the three-year performance period of fiscal years 2023 through 2025.

●	The remaining 50% of the PSUs awarded in 2023 will be earned based on the Company’s three-year cumulative Adjusted EBIT performance for fiscal years 2023 through 2025.

●	The Compensation Committee will retain the current threshold and maximum payout ranges utilized for the 2022 PSU awards.

●	Adjusted the weighting of PSUs and RSUs to 50% and 50%, respectively.

Stock Ownership Guidelines and Clawback Policy

●	The Compensation Committee approved the implementation of Stock Ownership Guidelines for the Chief Executive Officer and all other executive officers of the Company based on a multiple of base salary, as further detailed in the section below titled “Stock Ownership Guidelines.”

●	The Compensation Committee approved the implementation of Stock Ownership Guidelines for all non-employee directors of the Board based on a multiple of the annual cash retainer, as further detailed in the section titled “Director Stock Ownership Guidelines.”

●	The Board adopted a clawback policy, which is administered by the Compensation Committee, that permits the clawback (forfeiture or recoupment) of certain short- and long-term compensation, as detailed in the section below titled “Clawback Policy.”

The changes to our 2023 executive compensation program detailed above were significantly influenced by shareholder feedback conducted during our engagement and outreach. The Company’s management and the Compensation Committee recognize the overlap between the short- and long-term plan; however, given the Company’s historical relatively high beta and low trading volume, the Compensation Committee believes that incentivizing operating income (Adjusted EBIT) and capital efficiency (ROIC) will directly result in increased shareholder value creation over the long-term. Additionally, the utilization of a three-year operating income goal directly supports execution of long-term strategic objectives.

Risk Oversight

The Company has determined that any risks arising from its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to our shareholders. The combination of performance measures for annual bonuses and the equity compensation programs, share ownership and retention guidelines for our NEOs, as well as the multi-year vesting schedules for equity awards encourage our executives to maintain both a short and a long-term view with respect to Company performance.

Stock Ownership Guidelines

In 2023, the Compensation Committee approved stock ownership guidelines for all of our executive officers. The Compensation Committee strongly believes that executive officers should own appropriate amounts of Common Stock to align their interests with those of the Company’s shareholders. Shares considered to determine whether the guidelines are met include:

●	Shares owned directly (including through open market purchases, vesting of equity-based awards or exercised of stock options);

●	Unvested time-based restricted stock or RSUs; and

●	Shares held by the covered person’s immediate family member or through trust for the benefit of the covered person and/or the covered person’s immediate family member.

Position	Target Ownership (Multiple of Base Salary)
Chief Executive Officer	5.0	x
Executive Vice Presidents	2.0	x

Executives have five years from the date they become subject to the guidelines to satisfy the ownership requirement. The Compensation Committee will review compliance with the guidelines annually. If, as of the fifth year, an executive has not met his or her requirement, he or she is required to hold 50% of the shares (net of taxes) received upon the vesting of RSUs and PSUs and upon the exercise of a stock option. The Company determines compliance by determining the value of any qualifying shares using the Current Average Price (as defined below) or its acquisition price (i.e., the grant price or purchase price), whichever is higher. The “Current Average Price” means the volume-weighted average price of the Common Stock for each of the trading days during the fiscal quarter immediately prior to the date on which the Compensation Committee meets to review compliance with the guidelines.

Agreements with Our Named Executive Officers

The Company is party to employment agreements with all of our NEOs. The employment agreements provide for compensatory payments and benefits upon certain termination events, including termination events following a change in control. In addition, the employment agreements for Messrs. Bates and Williams provide for limited termination and change in control protections in connection with certain equity awards granted pursuant to the Incentive Plan. These provisions are intended to allow our NEOs to more objectively manage the Company and serve as a recruiting and retention tool. Pursuant to their employment agreements, our NEOs are subject to certain post-termination restrictions, including confidentiality, non-competition and non-solicitation obligations. For a description of the terms of such employment agreements, please see the section below entitled “—Narrative to Summary Compensation Table.” For a more complete description of our obligations under the employment agreements in the event of a termination of employment or change in control, please see the section below entitled “—Potential Payments Upon Termination or Change in Control.”

Clawback Policy

On April 20, 2023, the Company’s Board of Directors adopted a policy which permits the Compensation Committee to clawback (forfeiture or recoupment) certain short-term and long-term compensation provided to the Company’s current and former executive officers, including the 2022 named executive officers, in the event the Company is required to prepare an accounting restatement of financial statements due to the Company’s material noncompliance with any financial reporting requirement under the federal securities law. The Company will amend this clawback policy to comply with the listing standards of NASDAQ once they are in effect.

Tax and Accounting Considerations

The Compensation Committee and the Company review and consider the tax, accounting, and securities law implications of our compensation programs.

Section 162(m)—When setting executive compensation, we consider many factors, such as attracting and retaining executives and providing appropriate performance incentives. We also consider the after-tax cost to the Company in establishing executive compensation programs, both individually and in the aggregate, but tax deductibility is not our sole consideration. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to their chief executive officer, chief financial officer and the next three most highly compensated executive officers (as well as certain other officers who were covered employees in years after 2016). The 2017 Tax Act eliminated most of the exceptions from the $1 million deduction limit, except for certain arrangements in place as of November 2, 2017. As a result, compensation payable to our NEOs in excess of $1 million per person in a year will generally not be fully deductible.

Section 280G—Section 280G of the Code disallows a tax deduction with respect to “excess parachute payments” to certain executive officers of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax penalty on the individual receiving the “excess parachute payment.” Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans or programs and other equity-based compensation. “Excess parachute payments” are parachute payments that excess a threshold determined under Section 280G of the Internal Revenue Code based on an executive officer’s prior compensation. In approving compensation arrangements for our NEOs, the Board considers all elements of the cost to us of providing such compensation, including the potential impact of Section 280G of the Code. However, the Board may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility of Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent. We do not provide for excise tax gross-ups to our executive officers and do not expect to do so in the future.

Section 409A—Another section of the Code, Section 409A, affects the manner by which deferred compensation opportunities are offered to our employees because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A. To the extent applicable, our compensation arrangements are structured and interpreted to comply with, or be exempt from, Section 409A and the regulations and other interpretive guidance that may be issued under Section 409A.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the compensation discussion and analysis section required by Item 402(b) of Regulation S-K. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.

Members of the Compensation Committee during fiscal year 2022 include:

●	Catharine Ellingsen, Chair;

●	Brian Bonner;

●	Melendy Lovett;

●	Ena Williams; and

●	Bruce Blaise.

2022 Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2022, 2021 and 2020 concerning compensation of our NEOs.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
Jonathan Shepko	2022	800,000	—	2,629,835	—	800,000	12,200	4,242,035
Chief Executive Officer	2021	316,669	466,666	4,265,292	—	1,600,000	—	6,648,627
	2020	—	—	—	—	—	—	—
Aaron Coley(6)	2022	69,886	470,000	2,098,009	—	60,103	—	2,697,998
Executive Vice President and Chief Financial Officer	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
Rick Williams(7)	2022	586,490	—	575,803	—	450,805	22,114	1,635,212
Executive Vice President and Chief Operating Officer	2021	548,275	—	664,547	—	842,625	63,867	2,119,314
	2020	570,794	702,500	285,516	316,192	516,393	13,022	2,404,417
Soumit Roy(8)	2022	424,716	225,000	628,147	—	318,750	12,200	1,608,813
Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
Jason Bates(9)	2022	330,682	—	839,628	—	—	3,712,200	4,882,510
Former Executive Vice President and Chief Financial Officer	2021	450,000	—	569,606	—	675,000	11,600	1,706,206
	2020	315,341	75,000	229,215	222,129	472,131	250,000	1,563,816

(1)	Amounts reflect signing bonuses paid to certain of our NEO in the applicable fiscal year. For fiscal year 2022, (i) for Mr. Coley, this amount represents a signing bonus of $450,000 in addition to the discretionary bonus paid to Mr. Coley for his service as Interim Chief Information Officer during fiscal year 2022, and (ii) for Mr. Roy, this amount reflects the discretionary bonus paid for his service as Interim Chief People Officer during the fiscal years of 2021 and 2022.

(2)	Amounts reflect the aggregate grant date fair value of RSUs and PSUs granted to our NEOs in the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. The PSUs can ultimately vest from 0% to 200%, where the grant date is deferred until the Compensation Committee has concluded upon its right to exercise negative discretion. For 2022 PSUs, the Company determined on the grant date that the probable vesting outcome for such PSUs was approximately 105% of target performance, which is the amount that is included in this column. Assuming maximum performance of 200% for the 2022 PSUs, the grant date fair value included in this column would increase for Messrs. Shepko, Coley, Williams, Roy, and Bates by approximately $953,685, $322,974, $208,802, $227,797 and $304,484 respectively. For 2021 PSUs, the Company determined on the grant date that the probable vesting outcome for such PSUs was approximately 133% of target performance, which is the amount that is included in this column. Assuming maximum performance of 200% for the 2021 PSUs, the grant date fair value included in this column would increase for Messrs. Shepko, Williams, and Bates by approximately $805,066, $127,096 and $108,939, respectively. For additional information regarding the assumptions underlying these awards, please see Note 13 to our consolidated financial statements, which is included in our Annual Report on Form 10-K for fiscal year 2022. See “—Narrative to Summary Compensation Table” below for additional information regarding these awards.

(3)	Amounts reflect the aggregate grant date fair value of option awards granted to certain of our NEOs in the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions underlying this calculation, please see Note 13 to our consolidated financial statements, which is included in our Annual Report on Form 10-K for fiscal year 2022. See “—Narrative to Summary Compensation Table” below for additional information regarding these awards.

(4)	Amounts reflect annual performance-based bonuses that were earned by our NEOs in the applicable fiscal year and paid in the subsequent fiscal year, as further described in “—Annual Bonus” above. Mr. Coley earned a pro-rated annual performance-based bonus in respect of fiscal year 2022, which was paid in fiscal year 2023.

(5)	Reflects the following:

Name	Year	401(k) company-matching contributions ($)	Severance payments ($)	Other ($)(a)	Total ($)
Jonathan Shepko	2022	12,200	—	—	12,200
Aaron Coley	2022	—	—	—	—
Rick Williams	2022	12,200	—	9,914	22,114
Soumit Roy	2022	12,200	—	—	12,200
Jason Bates	2022	12,200	3,700,000	—	3,712,200

(a)	For Mr. Williams, includes $9,914 received in connection with his private use of the Company airplane in 2022.

(6)	Mr. Coley was appointed Executive Vice President and Chief Financial Officer, effective as of October 28, 2022.

(7)	On March 3, 2023, the Company announced that Mr. Williams will be retiring from his position as Executive Vice President and Chief Operating Officer, with an expected effective date of June 1, 2023.

(8)	Mr. Roy is a Named Executive Officer for the first time in fiscal year 2022.

(9)	Mr. Bates separated from his role as the Company’s Executive Vice President and Chief Financial Officer, effective as of September 19, 2022.

2022 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended December 31, 2022, with respect to our NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Jonathan Shepko		$400,000	$800,000	$1,600,000	—	—	—	—	—
	March 2, 2022	—	—	—	66,230	132,461	264,922	—	$1,547,179
	March 1, 2022	—	—	—	—	—	—	88,308	$1,082,656
Aaron Coley(5)		$168,750	$337,500	$675,000
	October 28, 2022	—	—	—	34,286	68,572	137,144	—	$465,604
	October 28, 2022	—	—	—	—	—	—	45,714	$275,655
	October 28, 2022	—	—	—	—	—	—	225,000	$1,356,750
Rick Williams		$225,403	$450,805	$901,610	—	—	—	—	—
	March 1, 2022	—	—	—	14,501	29,002	58,004	—	$338,756
	March 1, 2022	—	—	—	—	—	—	19,335	$237,047
Soumit Roy		$159,375	$318,750	$637,500	—	—	—	—	—
	March 1, 2022	—	—	—	15,819	31,639	63,278	—	$369,547
	March 1, 2022	—	—	—	—	—	—	21,093	$258,600
Jason Bates(6)		$168,750	$337,500	$675,000	—	—	—	—	—
	March 1, 2022	—	—	—	21,145	42,291	84,582	—	$493,970
	March 1, 2022	—	—	—	—	—	—	28,194	$345,658

(1)	Amounts in this column reflect annual performance bonuses, including the threshold, target and maximum achievement amounts, that were granted to our NEOs in fiscal year 2022, as further described in “—Annual Cash Incentives” above. For Mr. Coley, the amounts in these columns reflect the full annualized performance bonus target in respect of fiscal year 2022. Mr. Coley earned a pro-rated annual performance-based bonus in respect of fiscal year 2022 equal to $60,103.

(2)	Amounts in this column reflect awards of PSUs granted to each of our NEOs under the Incentive Plan in fiscal year 2022.

(3)	Amounts in this column reflect awards of RSUs granted to each of our NEOs under the Incentive Plan in fiscal year 2022.

(4)	Amounts reflect the aggregated grant date fair value of RSUs granted to our NEOs in fiscal year 2022, calculated in accordance with FASB ASC Topic 718, as well as the grant date fair value of certain PSUs that can ultimately vest from 0% to 200%, where the grant date is deferred until the Compensation Committee has concluded upon its right to exercise negative discretion.

(5)	The RSU and PSU awards granted to Mr. Coley on October 28, 2022, constitute “employment inducement grants” under NASDAQ Listing Rule 5635(c)(4). The Compensation Committee took action to grant such awards on September 22, 2022.

(6)	Pursuant to the separation agreement Mr. Bates entered into with the Company on September 22, 2022, any vested and unvested stock options, unvested RSUs and/or unvested PSUs held by Mr. Bates as of such date were immediately forfeited with no consideration. See the section below titled “Jason Bates Employment Agreement and Separation Agreement.”

Narrative to Summary Compensation Table and the Grant of Plan-Based Awards Table for 2022

Employment Agreements with Messrs. Shepko, Coley, Williams, and Roy

In August 2021, we entered into an employment agreement with Mr. Shepko, which provides, among other things, that: (i) Mr. Shepko will serve as the Chief Executive Officer of the Company and will perform the duties assigned to him by the Board; (ii) Mr. Shepko’s employment will be on an at-will basis and there will be no fixed employment period; (iii) Mr. Shepko was entitled to an annual base salary (currently $800,000); (iv) Mr. Shepko will be eligible to earn an annual discretionary bonus with a target value of 100% of his base salary; and (v) Mr. Shepko received a sign-on award in the form of a one-time cash payment of $466,666.

In September 2022, we entered into an employment agreement with Mr. Coley, pursuant to which, among other things: (i) Mr. Coley will serve as the Executive Vice President and Chief Financial Officer of the Company and will perform the duties assigned to him by the Board, the Chief Executive Officer of the Company, or their respective designees; (ii) Mr. Coley’s employment will be on an at-will basis and there will be no fixed employment period; (iii) Mr. Coley will be entitled to an annualized base salary of $450,000; (iv) Mr. Coley will be eligible to earn an annual discretionary bonus with target value of 75% of his base salary; and (v) Mr. Coley will be entitled to receive a sign-on award in the form of a one-time cash payment of $450,000, subject to repayment in the event that Mr. Coley resigns without Good Reason (as defined in the employment agreement) or is terminated by the Company for Cause (as defined in the employment agreement) within one year following October 28, 2022. In addition, Mr. Coley will be eligible to participate in the Company’s long-term incentive compensation plans, programs or arrangements made available to other senior executives of the Company.

In May 2020, we entered into an employment agreement with Mr. Williams, pursuant to which, among other things: (i) Mr. Williams will serve as the Executive Vice President and Chief Operating Officer of the Company and will perform the duties assigned to him by the Board or the Chief Executive Officer or their respective designees; (ii) Mr. Williams’ employment will be on an at-will basis and there will be no fixed employment period; (iii) Mr. Williams was entitled to an annual base salary (currently $561,750); (iv) Mr. Williams will be eligible to earn an annual discretionary bonus with target value of 75% of his base salary; (v) Mr. Williams would be eligible to participate in the Incentive Plan, with a target annual award having a grant date fair value equal to 80% of Mr. Williams’ base salary, which for 2020 consisted entirely of non-qualified stock options to purchase up to 260,900 shares of our Common Stock, with an exercise price of $1.41 per share that are scheduled to vest in three equal annual installments, subject to Mr. Williams’ continued employment (the “Williams 2020 Target Award”), and providing that the grant date fair value for the target annual awards in years after 2022 would be equal to at least 120% of Mr. Williams’ base salary and would be reviewed by the Board for increase; (vi) Mr. Williams received a one-time equity award in 2020 (the “Williams Turn-Around Award”) consisting entirely of 453,200 PSUs that are eligible to vest at the end of a three-year performance period subject to the achievement of specified stock price hurdles and Mr. Williams’ continued employment; and (vii) Mr. Williams received a one-time grant of non-qualified stock options in 2020 to purchase up to 310,600 shares of our Common Stock, with an exercise price of $1.41 per share that are scheduled to vest in three equal annual installments, subject to Mr. Williams’ continued employment (the “Williams Promotion Award”); and (viii) Mr. Williams will be entitled to receive a $300,000 retention award in cash if his employment agreement has not been terminated as of May 6, 2023. The Williams 2020 Target Award, the Williams Turn-Around Award and the Williams Promotion Award also provide for accelerated vesting of outstanding awards under limited circumstances, which are described in more detail below in the section titled “—Potential Payments Upon Termination or Change in Control.” If the Incentive Plan does not contain a sufficient number of shares of our Common Stock under the Williams 2020 Target Award, the Williams Turn-Around Award and the Williams Promotion Award, the awards will be settled in cash.

In April 2020, we entered into an employment agreement with Mr. Roy, pursuant to which, among other things; (i) Mr. Roy will serve as the Executive Vice President and Chief Legal Officer of the Company and will perform the duties assigned to him by the Board or the Chief Executive Officer or their respective designees; (ii) Mr. Roy’s employment will be on an at-will basis and there will be no fixed employment period; (iii) Mr. Roy was entitled to an annual base salary (currently $425,000); (iv) Mr. Roy will be eligible to earn an annual discretionary bonus with target value of 75% of his base salary; (v) Mr. Roy would be eligible to participate in the Incentive Plan, with a target annual award having a grant date fair value equal to 70% of Mr. Roy’s base salary, which for 2020 consisted entirely of non-qualified stock options to purchase up to 178,300 shares of our Common Stock, with an exercise price of $1.62 per share that are scheduled to vest in three equal annual installments, subject to Mr. Roy’s continued employment (the “Roy 2020 Target Award”), and providing that the grant date fair value for the target annual awards in years after 2022 would be equal to at least 100% of Mr. Roy’s base salary and would be reviewed by the Board for increase; (vi) Mr. Roy received a one-time equity award in 2020 (the “Roy Turn-Around Award”) consisting entirely of 265,500 PSUs that are eligible to vest at the end of a three-year performance period subject to the achievement of specified stock price hurdles and Mr. Roy’s continued employment. The Roy 2020 Target Award and the Roy Turn-Around Award also provide for accelerated vesting of outstanding awards under limited circumstances, which are described in more detail below in the section titled “—Potential Payments Upon Termination or Change in Control.”

Messrs. Shepko, Coley, Williams, and Roy are able to participate in the same benefit plans in which other senior executives of the Company are eligible to participate.

Also pursuant to the terms of their employment agreements, Messrs. Shepko, Coley, Williams, and Roy are entitled to severance payments in certain limited circumstances. Such severance benefits are described in more detail below in the section titled “—Potential Payments Upon Termination or Change in Control.”

The employment agreements with Messrs. Shepko, Coley, Williams and Roy contain a “clawback” provision that enables the Company to recoup any amounts paid to the executive as an annual bonus (and, for Messrs. Shepko, Coley, Williams and Roy, any incentive compensation) under the employment agreement if so required by applicable law, any clawback policy adopted by the Company and any applicable securities exchange listing standards. None of the employment agreements with Messrs. Shepko, Coley, Williams, and Roy provide for any tax gross-up payments. If amounts payable to Messrs. Shepko, Coley, Williams or Roy under their employment agreements or otherwise exceed the amount allowed under Section 280G of the Code for such executive (thereby subjecting the executive to an excise tax), then such payments due to Messrs. Shepko, Coley, Williams or Roy under their employment agreements will either (i) be reduced (but not below zero) so that the aggregate present value of the payments and benefits received by the executive is $1.00 less than the amount which would otherwise cause Messrs. Shepko, Coley, Williams or Roy to incur an excise tax under Section 4999 of the Code or (ii) be paid in full, whichever produces the better net after-tax position to the executive.

Each executive is also subject to general confidentiality and non-disparagement obligations in his employment agreement, as well as non-competition and non-solicitation restrictions during employment and for 18 months thereafter; provided, that if Mr. Williams terminates his employment agreement for convenience and the Company decides to pay him a discretionary severance payment (as described in more detail below in the section titled “—Potential Payments Upon Termination or Change in Control”), his post-termination restricted period will equal the number of months in which the Company pays such discretionary severance payment.

Jason Bates Employment Agreement and Separation Agreement

We entered into an employment agreement with Mr. Bates in April 2020, the terms of which are described below. On September 19, 2022, Mr. Bates separated from his role as Executive Vice President and Chief Financial Officer of the Company. In connection with such separation, on September 22, 2022, Mr. Bates and the Company entered into a separation agreement, as further described below.

In April 2020, we entered into an employment agreement with Mr. Bates, pursuant to which, among other things: (i) Mr. Bates will serve as the Executive Vice President and Chief Financial Officer of the Company and will perform the duties assigned to him by the Board or the Chief Executive Officer or their respective designees; (ii) Mr. Bates’ employment will be on an at-will basis and there will be no fixed employment period; (iii) Mr. Bates was entitled to an annual base salary (currently $450,000); (iv) Mr. Bates will be eligible to earn an annual discretionary bonus with target value of 75% of his base salary; (v) Mr. Bates would be eligible to participate in the Incentive Plan, with a target annual award having a grant date fair value equal to 80% of Mr. Bates’ base salary, which for 2020 consisted entirely of non-qualified stock options to purchase up to 223,600 shares of our Common Stock, with an exercise price of $1.38 per share that are scheduled to vest in three equal annual installments, subject to Mr. Bates’ continued employment (the “Bates 2020 Target Award”), and providing that the grant date fair value for the target annual awards in years after 2022 would be equal to at least 120% of Mr. Bates’ base salary and would be reviewed by the Board for increase; (vi) Mr. Bates received a one-time equity award in 2020 (the “Bates Turn-Around Award”) consisting entirely of 388,500 PSUs that are eligible to vest at the end of a three-year performance period subject to the achievement of specified stock price hurdles and Mr. Bates’ continued employment; (vii) Mr. Bates received a one-time award of non-qualified stock options in 2020 to purchase up to 186,300 shares of our Common Stock, with an exercise price of $1.38 per share that are scheduled to vest in three equal annual installments, subject to Mr. Bates’ continued employment (the “Bates Make-Whole Award”); (viii) Mr. Bates received a sign-on award in the form of a one-time cash payment of $75,000; and (ix) Mr. Bates was entitled to a one-time cash payment of $250,000 to serve as a signing bonus that could be used to assist with relocation expenses. The Bates 2020 Target Award, the Bates Turn-Around Award and the Bates Make-Whole Award also provide for accelerated vesting of outstanding awards under limited circumstances, which are described in more detail below in the section titled “—Potential Payments Upon Termination or Change in Control.”

The Company and Mr. Bates negotiated a mutual separation and entered into a separation agreement on September 22, 2022 (the “Separation Agreement”). Mr. Bates was able to revoke his execution of the Separation Agreement by September 29, 2022. The Separation Agreement became effective on September 30, 2022 (the “Separation Agreement Effective Date”).

The Company negotiated a severance payment with Mr. Bates that was significantly lower than the $5,860,543 Mr. Bates was contractually entitled to under his employment agreement and equity award agreements.

The Separation Agreement provides that Mr. Bates will be entitled to receive, among other things, a severance payment in cash equal to $3,700,000, payable in a single lump sum within 60 days of the Separation Agreement Effective Date. In addition, the Separation Agreement provides that, effective as of date of Mr. Bates’ separation, any vested and unvested stock options, unvested RSUs and/or vested and unvested PSUs held by Mr. Bates as of such date will be immediately forfeited and cancelled for no consideration.

The Separation Agreement includes a customary release of claims by Mr. Bates in favor of the Company and its affiliates. Mr. Bates’ severance benefits described above are conditioned upon his execution and non-revocation of such release of claims, as well as his continued compliance with the restrictive covenant obligations contained in his employment agreement with the Company, dated April 20, 2020.

Outstanding Equity Awards At 2022 Fiscal Year-End Table

The following table reflects information regarding outstanding equity-based awards held by our NEOs as of December 31, 2022.

	Option awards						Stock awards
Name	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options unexercisable (#)(1)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)		Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(1)		Equity incentive plan awards: market value of unearned shares, units or other rights that have not vested ($)(2)
Jonathan Shepko	8/2/2021	—	—		—	—	—		—	553,936	(3)	3,151,896
	8/2/2021	—	—		—	—	123,103	(4)	700,456	—		—
	3/2/2022	—	—		—	—	—		—	264,922	(5)	1,507,406
	3/1/2022	—	—		—	—	88,308	(6)	502,473	—		—
Aaron Coley(7)	10/28/22	—	—		—	—	—		—	137,144	(8)	780,349
	10/28/22	—	—		—	—	45,714	(9)	260,113	—		—
	10/28/22	—	—		—	—	225,000	(10)	1,280,250	—		—
Rick Williams	5/6/2020	207,067	103,533	(11)	1.41	5/6/2030	—		—	—		—
	5/6/2020	173,933	86,967	(12)	1.41	5/6/2030	—		—	—		—
	5/6/2020	—	—		—	—	453,200	(13)	2,578,708	—		—
	6/25/2021	—	—		—	—	—		—	93,062	(3)	529,523
	6/25/2021	—	—		—	—	20,682	(4)	117,681	—		—
	3/1/2022	—	—		—	—	—		—	58,004	(5)	330,043
	3/1/2022	—	—		—	—	19,335	(6)	110,016	—		—
Soumit Roy	1/1/2018	20,000	5,000	(14)	14.29	1/1/2028	—		—	—		—
	4/28/2020	118,867	59,433	(15)	1.62	4/28/2030	—		—	—		—
	4/28/2020	—	—		—	—	265,500	(16)	1,510,695	—		—
	6/25/2021	—	—		—	—	—		—	63,592	(3)	361,838
	6/25/2021	—	—		—	—	14,133	(4)	80,417	—		—
	3/1/2022	—	—		—	—	—		—	63,278	(5)	360,052
	3/1/2022	—	—		—	—	21,093	(6)	120,019	—		—
Jason Bates	—	—	—		—	—	—		—	—		—

(1)	The treatment of these awards upon certain employment termination and change in control events is described under “—Potential Payments Upon Termination or Change in Control” below.

(2)	Calculated based on the closing price for our Common Stock on December 31, 2022, which was $5.69.

(3)	Represents grants of PSUs that are subject to both time- and performance-based vesting conditions. Such PSUs will time-vest on December 31, 2023, subject to continued employment through such time-vesting date. These PSUs have not performance-vested yet, as the amount of PSUs subject to these awards that will ultimately vest can range from 0% to 200% based on the achievement of specific performance-based conditions, which are related to the Company’s financial performance over the three-year performance period and are modified based on the Company’s relative TSR. The ultimate amount of PSUs that vest may be downwardly adjusted by the Compensation Committee if the TSR is negative. The value of the PSUs reported in this column are based on achieving maximum performance goals.

(4)	Represents grants of RSUs that are subject to time-vesting conditions and are scheduled to vest in three substantially equal installments on the first anniversary of the grant date, on January 1, 2023, and on January 1, 2024, subject to continued employment through each applicable vesting date.

(5)	Represents grants of PSUs that are subject to both time- and performance-based vesting conditions. Such PSUs will time-vest on December 31, 2024, subject to continued employment through such time-vesting date. These PSUs have not performance-vested yet, as the amount of PSUs subject to these awards that will ultimately vest can range from 0% to 200% based on the achievement of specific performance-based conditions, which are related to the Company’s financial performance over the three-year performance period and are modified based on the Company’s relative TSR. The ultimate amount of PSUs that vest may be downwardly adjusted by the Compensation Committee if the TSR is negative. The value of the PSUs reported in this column are based on achieving maximum performance goals.

(6)	Represents grants of RSUs that are subject to time-vesting conditions and are scheduled to vest in three substantially equal installments on the first anniversary of the grant date, on January 1, 2024, and on January 1, 2025, subject to continued employment through each applicable vesting date.

(7)	The awards granted to Mr. Coley on October 28, 2022, constitute “employment inducement grants” under NASDAQ Listing Rule 5635(c)(4).

(8)	Represents PSUs granted to Mr. Coley on October 28, 2022, that are subject to both time- and performance-based vesting conditions. Such PSUs will time-vest on December 31, 2025, subject to continued employment through such time-vesting date. These PSUs have not performance-vested yet, as the amount of PSUs subject to these awards that will ultimately vest can range from 0% to 200% based on the achievement of specific performance-based conditions, which are related to the Company’s financial performance over the three-year performance period and are modified based on the Company’s relative TSR. The ultimate amount of PSUs that vest may be downwardly adjusted by the Compensation Committee if the TSR is negative. The value of the PSUs reported in this column are based on achieving maximum performance goals.

(9)	Represents RSUs granted to Mr. Coley on October 28, 2022, that are subject to time-vesting conditions and are scheduled to vest in three substantially equal installments on the first three anniversaries of March 1, 2023, subject to continued employment through each applicable vesting date.

(10)	Represents RSUs granted to Mr. Coley on October 28, 2022, that are subject to time-vesting conditions and are scheduled to vest 50% on October 28, 2023, and 50% on October 28, 2024, subject to continued employment through each applicable vesting date.

(11)	Represents the Williams Promotion Award. Such award is schedule to vest in three equal installments on the first three anniversaries of the grant date, subject to continued employment through each applicable vesting date.

(12)	Represents the Williams 2020 Target Award. Such award is schedule to vest in three equal installments on the first three anniversaries of the grant date, subject to continued employment through each applicable vesting date.

(13)	Represents the Williams Turn-Around Award, which consists of PSUs that are subject to both time- and performance-based vesting conditions. Such PSUs will time-vest at the end of the three-year performance period which commenced on May 6, 2020, subject to continued employment through such time-vesting date. Such PSUs have already fully satisfied the performance-vesting condition, as our Common Stock equaled or exceeded the three specified performance hurdles for 20 trading days out of 30 consecutive trading days during the three-year performance period; specifically, 33.33% of the PSUs performance vested upon the achievement of a $4 performance hurdle, 33.33% of the PSUs performance vested upon the achievement of a $6 performance hurdle, and 33.34% of the PSUs performance vested upon the achievement of a $9 performance hurdle.

(14)	Represents options granted to Mr. Roy on January 1, 2018, which vest in five substantially equal installments on the first five anniversaries of the grant date, subject to continued employment through each applicable vesting date.

(15)	Represents options granted to Mr. Roy on April 28, 2020, which vest in three substantially equal installments beginning on April 28, 2021, subject to continued employment through each applicable vesting date.

(16)	Represents the Roy Turn-Around Award, which consists of PSUs that are subject to both time- and performance-based vesting conditions. Such PSUs will time-vest at the end of the three-year performance period which commenced on April 28, 2020, subject to continued employment through such time-vesting date. Such PSUs have already fully satisfied the performance-vesting condition, as our Common Stock equaled or exceeded the three specified performance hurdles for 20 trading days out of 30 consecutive trading days during the three-year performance period; specifically, 33.33% of the PSUs performance vested upon the achievement of a $4 performance hurdle, 33.33% of the PSUs performance vested upon the achievement of a $6 performance hurdle, and 33.34% of the PSUs performance vested upon the achievement of a $9 performance hurdle.

Stock Vested in the 2022 Fiscal Year

The following table sets forth certain information with respect to the vesting of stock awards during the fiscal year ended December 31, 2022, with respect to our NEOs. No stock options were exercised by our NEOs during the fiscal year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Jonathan Shepko	—	—	61,542	428,948
Aaron Coley	—	—	—	—
Rick Williams	—	—	10,338	66,680
Soumit Roy	—	—	7,064	45,563
Jason Bates	—	—	8,862	57,160

(1)	Represents the gross number of shares of Common Stock that vested pursuant to RSU and/or PSU awards during fiscal year 2022, without reduction for any shares withheld to satisfy applicable tax obligations.

(2)	Represents the value of the shares that vested pursuant to RSU and/or PSU awards during fiscal year 2022, calculated based on the closing price of our Common Stock on each respective vesting event date.

Potential Payments Upon Termination or Change in Control

Employment Agreements with Messrs. Shepko, Coley, Williams, and Roy

As described above in the section entitled “—Narrative to Summary Compensation Table,” we have entered into employment agreements with each of Messrs. Shepko, Coley, Williams, and Roy. The following summarizes the impact of certain termination events or the occurrence of a change in control on each NEO’s entitlement to severance and other benefits under these employment agreements.

If the employment of Messrs. Shepko, Coley, Williams or Roy is terminated by the Company for cause or by the executive without good reason, such executive will be entitled to receive (i) all accrued base salary and accrued but unused vacation through the date of termination, (ii) any post-employment benefits due under the terms and conditions of the Company’s benefits plans, and (iii) for Mr. Shepko, any earned but unpaid annual bonus. The applicable executive will not be entitled to any additional amounts or benefits as the result of a termination of employment for cause or by the executive without good reason.

If the employment of Mr. Shepko is terminated by the Company without cause or if he resigns for good reason, Mr. Shepko will be entitled to, subject to his execution and non-revocation of a release of claims against the Company and continued compliance with restrictive covenants, (i) a lump-sum cash payment equal to the pro rata portion of his target annual bonus for the year in which his employment terminates (the “Severance Payment”), and (ii) up to 24 months of Company-subsidized COBRA coverage; provided, however, that if such termination occurs after a change in control and is on or before December 31, 2022, the Severance Payment will instead be equal to Mr. Shepko’s target annual bonus for the 2022 bonus year plus his annual base salary for 2022 (less any amounts of base salary already paid to him if the termination date occurs in 2022).

If Mr. Shepko’s employment is terminated due to his death or disability, he will be entitled to the pro rata portion of his target annual bonus for the year in which his employment terminates.

If the employment of Messrs. Coley, Williams or Roy is terminated by the Company without cause or if Messrs. Coley, Williams or Roy resign for good reason, the applicable executive will be entitled to, subject to the execution and non-revocation of a release of claims against the Company and continued compliance with restrictive covenants: (i) a payment equal to the sum of (a) 18 months of base salary plus (b) a pro rata portion of the applicable executive’s target annual bonus for the year in which he is terminated, payable in substantially equal installments over the 18-month period following such termination; (ii) up to 18 months of Company-subsidized COBRA coverage; and (iii) for Mr. Williams, the accelerated vesting of any outstanding equity awards, with performance-based conditions vesting on actual achievement of the applicable performance-based conditions, except for the Williams 2020 Target Award, the Williams Turn-Around Award and the Williams Promotion Award, which provide for accelerated vesting in the circumstances described below. If Mr. Williams terminates his employment agreement for convenience after May 6, 2023, the Company may elect to pay Mr. Williams a discretionary severance payment equal to his monthly base salary for up to 18 months following such termination in order to extend his post-termination restricted period, as described above.

If the employment of Messrs. Coley, Williams or Roy is terminated due to his death or disability, such executive will be entitled to: (i) a pro rata portion of his target annual bonus for the year in which he is terminated; (ii) up to 18 months of Company-subsidized COBRA coverage; and (iii) for Mr. Williams, the accelerated vesting of any outstanding equity awards that would have vested in the year of termination, with performance-based conditions vesting on actual achievement of the applicable performance-based conditions, except for the Williams 2020 Target Award, the Williams Turn-Around Award and the Williams Promotion Award, which provide for accelerated vesting in the circumstances described below.

Under his employment agreement, “good reason” for Mr. Shepko generally means the occurrence of any of the following, without his consent: (i) a material reduction in base salary; (ii) a material diminution in his position, reporting relationship to the Board, responsibilities or duties or the assignment of him to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties; (iii) requirement that Mr. Shepko be based anywhere more than 40 miles from the office where he is located on the effective date of the employment agreement; or (iv) any material breach by the Company of the employment agreement or any other material agreement between the Company and Mr. Shepko.

Under their employment agreements, “good reason” for each of Messrs. Coley and Williams generally means the occurrence of any of the following, without his consent: (i) a material reduction in base salary (and for Mr. Williams, a material reduction in target annual bonus), other than a general reduction in base salary or target annual bonus that affects all similarly situated executives in substantially the same proportions; (ii) a material diminution in his position, responsibilities or duties or the assignment of him to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties; (iii) any material breach by the Company of any provision of his employment agreement; or (iv) for Mr. Coley, if the Company requires him to be based anywhere more than 40 miles from the office he was located in as of his start date.

Under their employment agreements, “cause” for each of Messrs. Shepko, Coley, Williams and Roy generally means: (i) the commission by the executive of fraud, breach of fiduciary duty, theft or embezzlement against the Company, its subsidiaries, affiliates or customers; (ii) the executive’s willful refusal without proper legal cause to faithfully and diligently perform his duties (for Mr. Coley, this prong also includes his failure to satisfactorily perform his duties to the Company and is subject to a 30-day cure period); (iii) the breach of the confidentiality, noncompetition, non-solicitation or intellectual property provisions in the executive’s employment agreement or the material breach of any other written agreement between the executive and one or more members of affiliated entities including the Company and its direct and indirect subsidiaries; (iv) the executive’s conviction of, or plea of guilty or nolo contendere to, a felony (or state law equivalent) or any crime involving moral turpitude; (v) willful misconduct or gross negligence by the executive in the performance of duties to the Company that has or could reasonably be expected to have a material adverse effect on the Company; or (vi) the executive’s material breach and violation of the Company’s written policies pertaining to sexual harassment, discrimination or insider trading.

Equity Awards

2020 Soumit Roy Awards

Pursuant to the terms of the Roy 2020 Target Award, upon (i) a change in control if no replacement award is provided, (ii) Mr. Roy’s termination without cause, or (iii) Mr. Roy’s resignation for good reason, the unvested portion of the Roy 2020 Target Award will become vested in full and exercisable, in each case, subject to Mr. Roy’s execution and non-revocation of a release of claims against the Company. If Mr. Roy’s employment terminates due to his death or disability, the unvested portion of the Roy 2020 Target Award that would have vested in the year of termination will become vested and exercisable. Under the Roy 2020 Target Awards, “change in control,” “good reason” and “cause” all have the same definitions as described above.

Pursuant to the terms of the Roy Turn-Around Award, upon a change in control if no replacement award is provided, the unvested portion of the Roy Turn-Around Awards will time-vest in full. Further, pursuant to the terms of the Turn-Around Awards, upon (i) Mr. Roy’s termination without cause, (ii) Mr. Roy’s resignation for good reason, or (iii) Mr. Roy’s death or disability, the unvested portion of the Target Awards will time-vest in full and performance-vest based on actual achievement of the applicable performance-based conditions, in each case, subject to Mr. Roy’s execution and non-revocation of a release of claims against the Company. Under the Roy Turn-Around Awards, “change in control,” “good reason” and “cause” all have the same definitions as described above.

2020 Rick Williams Awards

Pursuant to the terms of the Williams 2020 Target Award, upon (i) a change in control if no replacement award is provided, (ii) Mr. Williams’ termination without cause, or (iii) Mr. Williams’ resignation for good reason, the unvested portion of the Williams 2020 Target Award will become vested in full and exercisable, in each case, subject to Mr. Williams’ execution and non-revocation of a release of claims against the Company. If Mr. Williams’ employment terminates due to his death or disability, the unvested portion of the Williams 2020 Target Award that would have vested in the year of termination will become vested and exercisable. Under the Williams 2020 Target Awards, “change in control,” “good reason” and “cause” all have the same definitions as described above.

Pursuant to the terms of the Williams Turn-Around Award, upon a change in control if no replacement award is provided, the unvested portion of the Williams Turn-Around Awards will time-vest in full. Further, pursuant to the terms of the Turn-Around Awards, upon (i) Mr. Williams’ termination without cause, (ii) Mr. Williams’ resignation for good reason, or (iii) Mr. Williams’ death or disability, the unvested portion of the Target Awards will time-vest in full and performance-vest based on actual achievement of the applicable performance-based conditions, in each case, subject to Mr. Williams’ execution and non-revocation of a release of claims against the Company. Under the Williams Turn-Around Awards, “change in control,” “good reason” and “cause” all have the same definitions as described above.

Pursuant to the terms of the Williams Promotion Award, upon (i) a change in control if no replacement award is provided, (ii) Mr. Williams’ termination without cause, or (iii) Mr. Williams’ resignation for good reason, the unvested portion of the Williams Promotion Award will become vested in full and exercisable, in each case, subject to Mr. Williams’ execution and non-revocation of a release of claims against the Company. If Mr. Williams’ employment terminates due to his death or disability, the unvested portion of the Williams Promotion Award that would have vested in the year of termination will become vested and exercisable.

Under the Williams Promotion Award, “change in control,” “good reason” and “cause” all have the same definitions as described above.

2021 and 2022 RSU and PSU Awards

Pursuant to the terms of the 2021 and 2022 RSU awards granted to our NEOs (collectively, the “RSU Awards”), the unvested portion of the applicable RSU Award will become vested in full upon (i) a change in control if no replacement award is provided or (ii) the NEO’s termination (a) by the Company without cause, (b) by respective NEO for good reason or (c) due to the NEO’s death or disability, in each case, subject to the NEO’s execution and non-revocation of a release of claims against the Company.

Pursuant to the terms of the 2021 and 2022 PSU awards granted to our NEOs (collectively, the “PSU Awards” and, together with the RSU Awards, the “Equity Awards”), upon a change in control, if no replacement award is provided and subject to the NEO’s continuous employment through the occurrence of the change in control, the applicable PSU Award will immediately become time-vested and the achievement of all relevant performance goals will be determined based on the greater of actual achievement or the target of those goals at the time of the change in control. Upon the NEO’s termination (i) by the Company without cause, (ii) by the NEO for good reason or (iii) due to the NEO’s death or disability, in each case, subject to the NEO’s execution and non-revocation of a release of claims against the Company, the applicable PSU Award will be deemed to have time-vested as of the date of such termination and the achievement of all relevant performance goals will be determined based on the actual level achievement of those goals; provided, that (a) the number of any PSUs deemed to have become performance-vested shall be prorated to reflect the portion of the performance period that lapsed as of immediately prior the termination date, (b) the resulting number of PSUs following such proration shall be deemed the number of vested PSUs that shall be settled in accordance with the applicable award agreement and (c) any number of PSUs that are not settled in accordance with the applicable award agreement shall remain outstanding and subject to vesting and settlement notwithstanding the NEO’s termination. Under the Equity Awards, “change in control” and “cause” are defined in the Incentive Plan, and “good reason” is defined in the applicable employment agreement.

Notwithstanding the foregoing, Mr. Coley’s October 28, 2022 grant of 225,000 RSUs is subject to the following additional clawback provision: upon Mr. Coley’s termination (i) by the Company for cause or (ii) by Mr. Coley without good reason, in each case, prior to the thirty-six month anniversary of the grant date, all RSUs that have not settled as of such date of termination will terminate automatically and be forfeited, and Mr. Coley will pay to the Company a cash amount equal to the fair market value of any shares previously received by him pursuant to such RSU award.

The following table provides information regarding potential payments to certain of our Named Executive Officers as of December 31, 2022 in connection with certain termination or change in control events.

Benefits and Payments Upon Termination(1)	Termination due to Death or Disability ($)	Termination by the Company Without Cause or by the NEO For Good Reason ($)	Change in Control ($)	Termination by the Company Without Cause or by the NEO For Good Reason Following a Change in Control(2) ($)
Jonathan Shepko
Cash Severance Payments(3)	$800,000	$800,000	$800,000	$1,600,000
Accelerated Vesting of Equity Awards(4)	$3,030,110	$3,030,110	$4,320,553	$4,320,553
COBRA Payments(5)	—	$59,040	$59,040	$59,040
Aaron Coley
Cash Severance Payments(3)	$337,500	$1,012,500	$1,012,500	—
Accelerated Vesting of Equity Awards(4)	$1,670,421	$1,670,421	$1,930,537	—
COBRA Payments(5)	—	—	—	—
Rick Williams				—
Cash Severance Payments(3)	$450,804	$1,352,412	$1,352,412	—
Accelerated Vesting of Equity Awards(4)	$3,126,173	$3,941,513	$4,183,908	—
COBRA Payments(5)	$26,254	$26,254	$26,254	—
Soumit Roy				—
Cash Severance Payments(3)	$318,750	$956,250	$956,250	—
Accelerated Vesting of Equity Awards(4)	$1,952,059	$2,193,951	$2,404,428	—
COBRA Payments(5)	$44,280	$44,280	$44,280	—

(1)	Information in this table assumes a termination date of December 31, 2022 and a price per share of our Common Stock of $5.69 (the closing price of our Common Stock on December 31, 2022).

(2)	In the event that Mr. Shepko is terminated by the Company without cause or he resigns for good reason, in each case, following a change in control and on or before December 31, 2022, then Mr. Shepko’s aggregate cash severance payment shall consist of, in lieu of the aggregate cash severance payment described in footnote (3) below, a lump-sum cash payment equal to the sum of (i) his target annual bonus for the 2022 bonus year plus (ii) his annual base salary for 2022 (less any amounts of base salary already paid to him if the termination date occurs in 2022).

(3)	Represents the aggregate cash severance payments payable to the applicable Named Executive Officer (calculated based on the base salary and target annual bonus in effect as of December 31, 2022) in accordance with the terms of the applicable agreements.

●	Pursuant to Mr. Shepko’s employment agreement, his aggregate cash severance payment shall consist of, except as otherwise provided in footnote (2) above, the following: (i) in the event of a termination due to death or disability, a pro rata portion of his target annual bonus for the year in which his employment terminates, or (ii) in the event of a termination without cause or resignation for good reason, a lump-sum cash payment equal to the pro rata portion of his target annual bonus for the year in which his employment terminates.

●	Pursuant to Messrs. Coley’s, William’s, and Roy’s employment agreements, their aggregate cash severance payment shall consist of the following: (i) in the event of a termination due to death or disability, a pro rata portion of the applicable executive’s target annual bonus for the year in which such executive is terminated, or (ii) in the event of a termination without cause or resignation for good reason, a payment equal to the sum of (a) 18 months of base salary plus (b) a pro rata portion of the applicable executive’s target annual bonus for the year in which such executive is terminated, payable in substantially equal installments over the 18-month period following such termination.

●	Pursuant to Mr. William’s employment agreement, if he terminates his employment agreement for convenience after May 6, 2023, the Company may elect to pay Mr. Williams a discretionary severance payment equal to his monthly base salary for up to 18 months following such termination in order to extend his post-termination restricted period, as described above.

(4)	Represents the aggregate value of the applicable Named Executive Officer’s accelerated equity awards payable to the Named Executive Officer in accordance with the terms of the applicable agreements.

(5)	Represents the aggregate COBRA payments payable to the applicable Named Executive Officer in accordance with the terms of the applicable agreements.

Equity Compensation Plan Information

The following table provides certain information with respect to our Incentive Plan as of December 31, 2022, the only equity compensation plan in effect as of December 31, 2022.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of Securities remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by security holders(3)	4,923,978	$6.70	850,103
Equity compensation plans not approved by shareholders(4)	405,886	$6.89	N/A
Total	5,329,864	$6.71	850,103

(1)	The weighted average exercise price does not take into account shares issuable upon vesting of outstanding RSUs or PSUs.

(2)	Assumes outstanding PSUs will be issued based on achieving maximum performance goals.

(3)	Under the Incentive Plan, the Company may grant awards of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and performance awards. On June 18, 2021, at the Company’s 2021 annual meeting of shareholders, the Company’s shareholders approved an amendment and restatement of the Incentive Plan. Under the Incentive Plan, the Company is authorized to issue up to 8.5 million shares of Common Stock.

(4)	Reflects the grant of “employment inducement grants” under NASDAQ Listing Rule 5635(c)(4). These grants consisted of (i) 270,714 RSUs and 68,572 PSUs to Mr. Coley and (ii) 66,600 stock options to a former non-executive officer employee.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, of our median employee and the annual total compensation of our Chief Executive Officer, Jonathan Shepko.

Set forth below is the annual total compensation of our median employee, the annual total compensation of Mr. Shepko and the ratio of those two values for 2022:

●	The annual total compensation of the employee identified as the median employee of the Company (other than our Chief Executive Officer) was $55,800;

●	The 2022 total compensation of our Chief Executive Officer, Mr. Shepko, was $4,242,035; and

●	The ratio of the annual total compensation of Mr. Shepko to the median annual total compensation of all our employees was approximately 76 : 1;

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

The median employee was identified using the following methodology:

●	We examined the 2022 annual total compensation for all individuals, excluding our Chief Executive Officer, who were employed by the Company on December 31, 2022. To identify the median employee, we used a consistently applied compensation measure, which included all earnings paid to each employee during the calendar year, including base salary and wages, bonuses, commissions, overtime, and holiday or PTO pay.

●	After identifying the median employee, we calculated annual total compensation for this employee using the same methodology we used for our Chief Executive Officer in the 2022 Summary Compensation Table.

Pay Versus Performance

The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our NEOs for the fiscal years ended on December 31, 2022, December 31, 2021, and December 31, 2020.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)(7)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(3)(2)(7)	Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)	Net Income(5)	Adjusted PTNI(6)
2022	$4,242,035	$(250,883)	$2,706,133	$(589,632)	$180.00	$127.72	$50.2	$127.4
2021	$6,648,627	$8,399,723	$1,912,760	$5,744,182	$317.65	$140.98	$56.0	$110.8
2020	$4,985,913	$3,649,695	$1,984,117	$6,170,329	$183.84	$111.97	$4.1	$46.7

(1)	The names of the Principal Executive Officers of the Company (each, a “PEO”) reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal years 2022 and 2021, Jonathan Shepko, and (ii) for fiscal year 2020, Chris Easter.

(2)	In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.

(3)	The names of each of the non-PEO NEOs reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2022, Aaron Coley, Rick Williams, Soumit Roy and Jason Bates, and (ii) for fiscal years 2021 and 2020, Jason Bates and Rick Williams.

(4)	The Company TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the S&P US SmallCap Industrial Index, as disclosed in our 2022 Annual Report to Shareholders pursuant to Item 201(e) of Regulation S-K.

(5)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for each applicable fiscal year.

(6)	We have selected Adjusted PTNI as our most important performance measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2022. Adjusted PTNI is generally determined based on the pre-tax net income shown by the Company’s consolidated financial statements, and adjusted for nonrecurring or unusual items that do not reflect the Company’s core operating performance. The 2022 Adjusted PTNI performance was adjusted for a nonrecurring event that spanned multiple years.

(7)	The following table details each of the adjustments to the Summary Compensation Table (“SCT”) total compensation for our PEO, as well as the average for our non-PEO NEOs, to determine “compensation actually paid” for each applicable fiscal year, as computed in accordance with Item 402(v) of Regulation S-K.

Year	Total Compensation Reported in SCT	Less, Grant Date Fair Value of Awards Granted in Covered Year	Plus, Year- End Fair Value of Unvested Awards Granted in Covered Year	Change in Fair Value of Unvested Awards Granted in Prior Years	Plus, Vesting Date Fair Value of Vested Awards Granted in Covered Year	Change in Fair Value of Vested Awards Granted in Prior Years	Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in Covered Year	Plus, Dollar Value of Dividends or other Earnings Paid on Awards in Covered Year Prior to Vesting	Compensation Actually Paid
PEO
2022	$4,242,035	$(2,629,835)	$1,156,341	$(2,832,707)	$0	$(188,934)	$0	$0	$(250,883)
2021	$6,648,627	$(4,265,292)	$6,016,388	$0	$0	$0	$0	$0	$8,399,723
2020	$4,985,913	$(799,096)	$0	$0	$0	$233,067	$(770,189)	$0	$3,649,695
Average Non-PEO NEO
2022	$2,706,133	$(1,035,397)	$627,332	$(1,244,633)	$0	$(167,860)	$(1,475,197)	$0	$(589,632)
2021	$1,912,760	$(617,077)	$938,555	$3,238,791	$0	$0	$271,153	$0	$5,744,182
2020	$1,984,117	$(526,526)	$4,712,738	$0	$0	$0	$0	$0	$6,170,329

Supplemental Disclosure - Understanding Compensation Actually Paid

As permitted under Item 402(v) of Regulation S-K, the Company is providing the following supplemental disclosure with respect to the compensation actually paid amounts presented in the table above. On August 2, 2021, the Board appointed Mr. Shepko as the Chief Executive Officer of the Company (Mr. Shepko was appointed Interim Chief Executive Officer of the Company on January 1, 2021), and therefore the PEO compensation actually paid amount for fiscal year 2021 does not reflect normative pay to our PEO. In February 2022, the Compensation Committee normalized our PEO compensation, which is reflected in the PEO compensation actually paid amount for fiscal year 2022. The average compensation actually paid amount for our non-PEO NEOs for fiscal year 2022 is not reflective of normalized pay for our non-PEO NEOs, as the average compensation actually paid amount for our non-PEO NEOs for fiscal year 2022 includes the $3,700,000 severance payment that was made to Mr. Bates in fiscal year 2022 pursuant to his separation agreement.

Pay versus Performance Comparative Disclosure

As described in more detail in the section titled “Compensation Discussion and Analysis—Overview” above, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the table above. Further, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with ‘compensation actually paid’ for a particular year (as computed in accordance with Item 402(v) of Regulation S-K).

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the table above.

Compensation Actually Paid and Company TSR

The following graph sets forth the relationship between “compensation actually paid” to our PEO, the average of “compensation actually paid” to our non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Compensation Actually Paid and Net Income

The following graph sets forth the relationship between “compensation actually paid” to our PEO, the average of “compensation actually paid” to our non-PEO NEOs, and the Company’s net income over the three most recently completed fiscal years.

Compensation Actually Paid and Adjusted PTNI

The following graph sets forth the relationship between “compensation actually paid” to our PEO, the average of “compensation actually paid” to our Non-PEO NEOs, and our Adjusted PTNI during the three most recently completed fiscal years.

Company TSR and Peer Group TSR

The following graph compares the Company’s cumulative TSR and the Company’s peer group TSR over the three most recently completed fiscal years.

Pay versus Performance Tabular List

The following table lists our most important performance measures used by us to link “compensation actually paid” to our NEOs to company performance for fiscal year 2022. The performance measures included in this table are not ranked by relative importance.

Most Important Performance Measures
Adjusted Pre-Tax Net Income (PTNI)
Adjusted EBIT
Adjusted EBITDA
Operating Ratio
Return on Invested Capital (ROIC)
Relative Total Shareholder Return

DIRECTOR COMPENSATION

Annual Cash Compensation

Our directors who also serve as employees of the Company do not receive additional compensation for their services as directors while serving as employees. Our non-employee directors receive (i) an annual retainer in the amount of $75,000, (ii) for the Lead Independent Director, an additional annual cash retainer in the amount of $70,000, (iii) as applicable, an annual fee for serving as a member of the Audit Committee in the amount of $10,000, as a member of the Compensation Committee in the amount of $7,500, and/or as a member of the Corporate Governance and Nominating Committee in the amount of $7,500, and (iv) as applicable, an annual fee for serving as the chair of the Audit Committee in the amount of $20,000, as the chair of the Compensation Committee in the amount of $15,000, and/or as the chair of the Corporate Governance and Nominating Committee in the amount of $15,000. The annual retainer, membership and committee chair fees are paid quarterly.

Annual Equity Compensation

In addition to the annual cash compensation described above, our independent non-employee directors also receive an annual RSU award grant for each year of service on the Board. Our independent non-employee directors were granted an additional RSU award on March 1, 2022, consisting of 5,273 RSUs worth $64,646 as of the grant date, each of which fully vested on March 2, 2023. In addition, each independent non-employee director was granted an annual stock award on December 31, 2022, consisting of 19,332 RSUs worth $110,000 as of the grant date, each of which will fully vest on January 1, 2024. In connection with their appointment to our Board, (i) Ms. Lovett was granted an annual RSU award on January 28, 2022, consisting of 4,980 RSUs worth $51,842 as of the grant date, and (ii) Mr. Blaise was granted an annual RSU award on August 5, 2022, consisting of 4,565 RSUs worth $32,502 as of the grant date, each of which fully vested on January 1, 2023.

The following table presents information regarding compensation earned by the non-employee directors for their Board service during the year ended December 31, 2022. Due to his role as Chief Executive Officer of the Company, Mr. Shepko’s compensation is shown in the “Executive Compensation—2022 Summary Compensation Table” above.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Total ($)
Brian Bonner	96,250	174,646	—	270,896
Catharine Ellingsen	93,750	174,646	—	268,396
Grant Garbers	92,500	174,646	—	267,146
Charles “Chuck” F. Serianni	160,000	174,646	—	334,646
Ena Williams	97,500	174,646	—	272,146
Melendy Lovett(4)	97,500	226,488	—	323,988
Bruce Blaise(5)	45,000	142,502	—	187,502
Don R. Daseke(6)	56,250	64,646	—	120,896

(1)	Reflects annual retainer fees for non-employee directors of $75,000 and annual Board membership and committee chair fees, with (i) Ms. Lovett receiving a prorated annual retainer due to her becoming a non-employee director on January 28, 2022, and (ii) Mr. Blaise receiving a prorated annual retainer due to his becoming a non-employee director on August 5, 2022.

(2)	Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of RSUs granted to non-employee directors in the fiscal year ended December 31, 2022. As of December 31, 2022, non-employee directors (as of such date) held outstanding RSUs in the following amounts: Messrs. Bonner, Garbers and Serianni and Ms. Ellingsen and Williams and Lovett – 29,585; Mr. Blaise – 23,897. Mr. Blaise received a prorated number of RSUs due to becoming a non-employee director on August 5, 2022.

(3)	Non-employee directors were not granted stock options in the fiscal year ended December 31, 2022. As of December 31, 2022, non-employee directors (as of such date) held outstanding stock options in the following amounts: Mr. Bonner – 25,000; Messrs. Garbers, Serianni and Blaise and Mses. Ellingsen, Williams, and Lovett – 0.

(4)	Ms. Lovett was appointed to our Board effective as of January 28, 2022.

(5)	Mr. Blaise was appointed to our Board effective as of August 5, 2022.

(6)	Mr. Daseke ceased to be a director effective as of November 14, 2022.

In addition, our non-employee directors are reimbursed for all out-of-pocket expenses incurred in connection with attending Board or committee meetings. Each director is indemnified for his or her actions associated with being a director to the fullest extent permitted under Delaware law.

Process for Determining Non-Employee Director Compensation

The Compensation Committee conducts an annual review of director compensation and benefits, including cash, equity-based awards and other compensation. In determining non-employee director compensation, the Compensation Committee seeks advice from the independent compensation consultants who are retained by the Board to, among other functions, analyze compensation and develop initial recommendations as to the amount and form of compensation to be paid to the Company’s non-employee directors, including pay mix. Regarding compensation, the Compensation Committee’s advisor, Meridian, analyzes and compares the Company’s compensation program against the same peer group used to determine executive officer compensation as described above. Market data is obtained for each element of Board compensation. The Board then reviews this information with the compensation consultant, as well as any developing trends in director compensation and how the Board’s workload compares to that of the peer group directors and establishes the go-forward Board compensation arrangements. In establishing the go-forward Board compensation arrangements, the Compensation Committee considers the competitiveness of each element of compensation, as well as the competitiveness of total compensation. The Compensation Committee recommended that the Board approve the 2022 compensation package, and the Board approved the compensation package for 2022.

Director Stock Ownership Guidelines

In 2023, the Compensation Committee approved minimum stock ownership guidelines for all of our non-employee directors. Under the guidelines, each non-employee director is expected to own shares of Common Stock that have a value equal to five times their annual cash retainer for serving as a director, not including any additional cash compensation paid for (i) serving as Lead Independent Director, (ii) serving as a chair of the Audit Committee, the Compensation Committee or the Corporate Governance and Nominating Committee, and/or (iii) serving as a member of the Audit Committee, the Compensation Committee and/or the Corporate Governance and Nominating Committee. Only fully vested shares held outright, unvested time-based restricted stock or RSUs, and deferred stock units are credited towards satisfaction of the guidelines.

PROPOSAL 1—ELECTION OF DIRECTORS

On the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated the following persons for election as directors at the Annual Meeting, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified:

●	Bruce Blaise

●	Brian Bonner

●	Catharine Ellingsen

●	Grant Garbers

●	Melendy Lovett

●	Charles “Chuck” F. Serianni

●	Jonathan Shepko

●	Ena Williams

Each of these individuals is currently serving as a director of the Company. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified or until his or her death, resignation or retirement.

Unless you indicate otherwise, shares represented by executed proxies will be voted “FOR” the election as directors of each nominee unless any such nominee shall become unable to serve or decides he or she will not serve. If any nominee is unable to serve, proxies will be voted in favor of the remaining nominees and may be voted for another person nominated by the Board. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominee Biographies

For biographies of each nominee to serve as a director, please see the section entitled “Corporate Governance—The Board of Directors and Executive Officers—Director Nominees.”

Required Vote

The eight nominees receiving the highest number of affirmative (or “for”) votes shall be elected as directors. You may withhold votes from any or all nominees. “Withhold” votes and broker non-votes will have no effect on the election of the nominees.

Recommendation

The Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the above-mentioned nominees.

PROPOSAL 2—RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking the shareholders to ratify the Audit Committee’s selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote. However, if the shareholders do not ratify the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023, our Audit Committee intends to reconsider the selection of Grant Thornton as our independent registered public accounting firm going forward. A representative of Grant Thornton is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from shareholders.

Principal Accounting Fees and Services

The following is a summary of fees paid to Grant Thornton for various professional services for the years ended December 31, 2021 and December 31, 2022.

	2021 Fees	2022 Fees
Audit Fees	$2,107,322	$2,324,971
Audit-Related Fees	233,198	548,763
Tax Fees	701,350	755,310
All Other Fees	—	—
Total	$3,041,870	$3,629,044

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services provided in connection with regulatory filings and includes interim procedures, quarterly reviews and audit fees, as well as attendance at Audit Committee meetings.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. Audit-related services consisted of (i) an audit of a benefit plan in 2021 and (ii) due diligence procedures in 2021 and 2022 in connection with potential acquisition opportunities.

Tax Fees. Tax fees consist of fees billed for tax return preparation and tax planning and advice.

Pre-Approval Policy

Since the formation of the Audit Committee, and on a going-forward basis, the Audit Committee has and will pre-approve all audit services and permitted non-audit services to be performed for us by Grant Thornton, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit).

Required Vote

The ratification of the selection of Grant Thornton requires the affirmative vote of the majority of the votes cast by shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

Recommendation

The Board of Directors recommends a vote “FOR” the ratification of the selection by the Audit Committee of Grant Thornton as our independent registered public accounting firm.

PROPOSAL 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking shareholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in “Executive Compensation.” The Board recognizes that executive compensation is an important matter for shareholders. We believe that our executive compensation program is effective and aligned with the long-term interests of our shareholders, and that the total compensation packages provided to our NEOs are reasonable in the aggregate. As you consider this proposal, we urge you to read “Executive Compensation.” Unless the Board modifies its policy on the frequency of holding “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will occur in 2024.

Required Vote

Approval of “say-on-pay” requires the affirmative vote of the majority of the votes cast by shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal. Although this advisory vote to approve our executive compensation is non-binding, the Compensation Committee will carefully assess the voting results.

Recommendation

The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the executive compensation of the NEOs.

PROPOSAL 4—APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE

DASEKE, INC. 2017 OMNIBUS INCENTIVE PLAN

Overview

We are asking our shareholders to approve an amendment and restatement (the “Restatement”) to the Daseke, Inc. 2017 Omnibus Incentive Plan (as amended and restated from time to time, the “Incentive Plan”), which Restatement would, subject to the approval of our shareholders:

●	increase the number of shares of Common Stock that may be granted as awards under the Incentive Plan by 3,000,000, in order to enable us to continue to offer eligible employees, non-employee directors and consultants stock-based incentive awards under the Incentive Plan, which we believe will enable us to attract, retain and reward these individuals and strengthen the mutuality of interests between them and our shareholders;

●	extend the scheduled expiration date of the Incentive Plan from June 18, 2031, to June 8, 2033;

●	provide that the one-year minimum vesting requirement set forth in the Incentive Plan applies to all awards, including awards granted under the Incentive Plan to non-employee directors, subject to (i) an exception for 5% of the Incentive Plan share reserve, and (ii) the Compensation Committee’s ability to allow for accelerated vesting for any reason; and

●	provide that any shares of Common Stock that are delivered, withheld or surrendered to satisfy any tax withholding obligations relating to an award granted under the Incentive Plan (other than a stock option or stock appreciation right) will again be available for issuance under the Incentive Plan.

Background

As of April 14, 2023, 19,393 shares were available for future grants under the Incentive Plan. The Compensation Committee and the Board of Directors believe that the proposed share increase contemplated by the Restatement is necessary to help ensure that the Company has a sufficient reserve of shares available to attract and retain the services of key individuals important to the Company’s long-term growth and success.

On April 19, 2023, the Compensation Committee recommended that the Board of Directors approve and adopt the Restatement, and the Board approved and adopted the Restatement on April 20, 2023, subject to shareholder approval. Currently, the Incentive Plan provides that the aggregate number of shares of Common Stock with respect to which awards may be granted from time to time under the Incentive Plan will in the aggregate not exceed, at any time, the sum of, (i) the number of shares of Common Stock remaining available for grant under the Incentive Plan prior to its amendment and restatement on June 18, 2021, as of such date, plus 4,000,000 shares of Common Stock, plus (ii) any shares of Common Stock that again become available for awards under the Incentive Plan in accordance with Section 4(a)(ii) of the Incentive Plan. Of that aggregate amount of shares of Common Stock, after giving effect to shares of Common Stock previously issued pursuant to awards under the Incentive Plan and shares of Common Stock subject to outstanding awards under the Incentive Plan, 19,393 shares of Common Stock remained available as of April 14, 2023.

If the shareholders do not approve the Restatement, the amended and restated Incentive Plan will not become effective, the Incentive Plan will continue in effect (without giving effect to the Restatement), and we will be subject to the current share limit set forth in the Incentive Plan, reduced by shares previously issued pursuant to awards under the Incentive Plan, as well as shares subject to outstanding awards. Because certain of our directors and executive officers may be eligible to receive awards under the Incentive Plan, such directors and executive officers may be considered to have an interest in this proposal, but no such awards are determinable at this time.

If the Restatement is approved by our shareholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares of Common Stock as soon as reasonably practicable thereafter.

Alignment of the Incentive Plan with the Interests of the Company and Shareholders

The Compensation Committee and the Board of Directors believe that using long-term incentive compensation, including equity-based compensation, to retain and motivate our key employees is important to the achievement of our long-term goals. The Compensation Committee and the Board of Directors considered the following factors, among other things, when approving and adopting the Restatement:

●	the need for shares for issuance to support our long-term incentive program;

●	the desire to have flexibility to grant a variety of incentive awards; and

●	our belief that the amended and restated Incentive Plan will serve an important role in attracting, retaining and motivating qualified employees, officers, directors and other service providers deemed important to our success, and in motivating these individuals to enhance our growth and profitability.

Share Information as of April 14, 2023

The information included in this proxy statement and our 2022 Annual Report to Shareholders is updated by the following information regarding all existing equity compensation plans as of April 14, 2023 (except as otherwise indicated):

Total number of stock options outstanding(1)	1,823,322
Weighted-average exercise price of stock options outstanding	$6.63
Weighted-average remaining term of stock options outstanding	5.5
Total number of full value awards outstanding (includes RSUs and PSUs)(2)	4,744,550
Shares available for grant under the Incentive Plan(3)	19,393
Total shares of common stock outstanding as of the record date	45,196,829

(1)	Includes inducement awards. No stock appreciation rights were outstanding as of April 14, 2023.

(2)	Includes inducement awards. The number of shares of outstanding PSUs assumes 2021 and 2022 performance at the maximum and 2023 grants at target performance level.

(3)	The Incentive Plan is our only active employee equity incentive plan. The number of shares remaining available for future grant under the Incentive Plan reflects 2021 and 2022 grants at maximum payout and 2023 grants at target payout.

On April 14, 2023, the closing sales price per share of the Common Stock as reported on NASDAQ was $7.57.

Summary of the Incentive Plan

The following is a summary of the material features of the Incentive Plan, after giving effect to the Restatement. A copy of the Incentive Plan, after giving effect to the Restatement, is attached to this proxy statement as Appendix A, and the discussion in this proposal is qualified in its entirety by the full text of the Incentive Plan, after giving effect to the Restatement, as set forth as Appendix A.

Purpose

The Incentive Plan is designed to promote the interests of the Company and its shareholders by: (i) attracting and retaining qualified employees and directors of, and certain consultants to, the Company and its affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and/or (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Administration

The Incentive Plan is administered by a committee of the Board designated by the Board to administer the Incentive Plan (the “Plan Committee”), which has the authority to designate participants, grant awards, determine the number of shares of Common Stock to be covered by awards, determine the terms and conditions of any awards, construe and interpret the Incentive Plan and related award agreements, accelerate the vesting of any outstanding awards and make other decisions and determinations for the administration of the Incentive Plan. To the extent permitted by applicable law, the Plan Committee is generally permitted to delegate its authority under the Incentive Plan to a subcommittee thereof. The Compensation Committee served as the Plan Committee in fiscal year 2022 and currently serves as the Plan Committee.

Shares Available for Issuance under the Incentive Plan and Limits on Awards

If the Restatement is approved by our shareholders, an additional 3,000,000 shares of Common Stock will be available for issuance pursuant to awards under the Incentive Plan, which will be added to the number of shares of Common Stock remaining available for issuance under the Incentive Plan as of the effective date of the Restatement. These shares will be subject to adjustment in accordance with the Incentive Plan and are all available to be issued under the Incentive Plan pursuant to incentive stock options (which generally are designated stock options that meet the requirements of Section 422 of the Code) (“ISOs”). The maximum number of shares with respect to which awards (including options and stock appreciation rights (“SARs”)) may be granted to any single participant in any fiscal year is 1,000,000 shares. The maximum number of shares with respect to awards may be granted to a non-employee director during any calendar year is 350,000; provided, however, that the number of shares granted during a single fiscal year of the Company to any non-employee member of the Board of Directors, taken together with any cash fees paid to such director during such fiscal year, may not, in each case, exceed $500,000 in total value (calculating the value of any such shares based on the grant date fair value of such shares for financial reporting purposes and excluding, for this purpose, the value of any dividend or dividend equivalent payments paid pursuant to any shares granted in a previous fiscal year).

Shares of Common Stock subject to an award granted under the Incentive Plan that expires or is canceled, forfeited or settled in cash will again be available for delivery in connection with awards under the Incentive Plan. In addition, any shares of Common Stock delivered, withheld or surrendered to satisfy any tax withholding obligations relating to an award granted under the Incentive Plan (other than an option or SAR) will again be available for delivery in connection with awards under the Incentive Plan. However, shares of Common Stock subject to an award will not again be available for delivery in connection with awards under the Incentive Plan if such shares are: (i) delivered, withheld or surrendered to satisfy any tax withholding obligations relating to an option or SAR, (ii) tendered or withheld in payment of any exercise or purchase price of an award, (iii) subject to an option or SAR and not issued or delivered upon the net settlement or exercise of such option or SAR, or (iv) repurchased on the open market with the proceeds of an option’s exercise price.

No award under the Incentive Plan will vest earlier than the one-year anniversary of the grant date of such award, subject to the other provisions of the Incentive Plan, including the Compensation Committee’s ability to allow for accelerated vesting for any reason. Notwithstanding the foregoing, awards that result in the issuance of an aggregate of up to 5% of the total number of shares authorized to be issued under the Incentive Plan may be granted to eligible persons under the Incentive Plan without regard to such one-year minimum vesting requirement.

Awards and the shares of Common Stock authorized under the Incentive Plan, as well as any individual share limits, are subject to adjustment as described in this proposal below under “Equity Restructuring.”

Eligibility

Employees, consultants and directors of us and our affiliates may receive awards under the Incentive Plan. As of April 14, 2023, the Company and its affiliates have approximately 4,123 employees, four executive officers, seven non-employee directors and 0 consultants who are eligible to participate in the Incentive Plan.

Grants of Awards

Pursuant to the Incentive Plan, the Plan Committee may grant awards of stock options, SARs, restricted stock, RSUs, other stock-based awards and cash- and stock-based performance awards.

Stock Options. The Incentive Plan allows the grant of ISOs and options that do not qualify as ISOs, except that ISOs may only be granted to persons who are our employees or employees of one of our subsidiaries, in accordance with Section 422 of the Code. Except as provided below, the exercise price of a stock option cannot be less than 100% of the fair market value of a share of Common Stock on the date on which the option is granted and the option must not be exercisable more than 10 years from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price of the ISO must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must not be exercisable more than five years from the date of grant.

Stock Appreciation Rights. SARs may be granted in connection with, or independent of, a stock option. An SAR is the right to receive an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the grant price of the SAR. SARs will be exercisable on such terms as the Plan Committee determines. The term of an SAR will be for a period determined by the Plan Committee but will not exceed 10 years. SARs may be paid in cash, Common Stock or a combination of cash and Common Stock, as determined by the Plan Committee in the relevant award agreement.

Restricted Stock. Restricted stock is a grant of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability and any other restrictions determined by the Plan Committee. Unless otherwise determined by the Plan Committee, restricted stock will be forfeited and reacquired by us upon termination of a participant’s employment or service relationship. Shares of Common Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, may be subject to the same restrictions and risk of forfeiture as the restricted stock with respect to which the distribution was made.

Restricted Stock Units. RSUs are rights to receive cash, Common Stock or a combination of cash and Common Stock at the end of a specified period. RSUs may be subject to restrictions, including a risk of forfeiture, as determined by the Plan Committee. Unless otherwise determined by the Plan Committee, RSUs will be forfeited upon the termination of a participant’s employment or service relationship. The Plan Committee may, in its sole discretion, grant dividends or dividend equivalents with respect to RSUs.

Performance Awards. A performance award represents the right to receive certain amounts, in either cash or shares, based on the achievement of pre-determined performance goals during a designated performance period. The terms of each performance award will be set forth in the applicable award agreement. The Plan Committee will be responsible for setting the applicable performance period, the performance goals and such other conditions that apply to each performance award.

The Plan Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions. Business criteria include, but are not limited to, any of the following: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net, gross, or operating income (before or after taxes); (v) return on equity or shareholders’ equity; (vi) return on assets; (vii) return on capital or invested capital; (viii) revenue, net revenue, gross revenue, or product revenue; (ix) profit margin; (x) earnings per share, cash earnings per share, diluted earnings per share or annual cash adjusted earnings per share growth; (xi) net earnings; (xii) operating earnings; (xiii) free cash flow; (xiv) attainment of strategic goals relating to mergers and acquisitions; (xv) appreciation in and/or maintenance of the price of the shares of Common Stock or any other publicly-traded securities of the Company; (xvi) sales or market share; (xvii) gross profits; (xviii) earnings before interest and taxes; (xix) earnings or adjusted earnings before interest, taxes, depreciation and amortization; (xx) operating expenses or reduction in operating expenses; (xxi) capital expenses; (xxii) enterprise value; (xxiii) equity market capitalization; (xxiv) economic value-added models and comparisons with various stock market indices; (xxv) operating ratio; (xxvi) employee turnover; (xxvii) Compliance, Safety, and Accountability (CSA) scores; (xxviii) reductions in costs; (xxix) gross profit return on investment; (xxx) gross margin return on investment; (xxxi) gross margin; (xxxii) operating margin; (xxxiii) working capital; (xxxiv) net recurring revenues; (xxxv) revenue growth; (xxxvi) annual recurring revenues; (xxxvii) recurring revenues; (xxxviii) license revenues; (xxxix) total shareholder return or total shareholder return positioning within a comparator group; (xl) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and other offsets and adjustments; (xli) growth in the value of an investment in shares assuming the reinvestment of dividends; (xlii) adjusted net income or income per share or adjusted cash net income per share; (xliii) volume, volume growth or in-year volume; (xliv) merchant or distribution partner account production; (xlv) new merchant locations or new merchant locations using a particular product; (xlvi) calculated attrition; (xlvii) goals based on product performance; (xlviii) environment, social and corporate governance (ESG) goals; (xlix) fair market value or annual share price growth; or (l) individual participant goals.

The Plan Committee is authorized, in its sole discretion, to adjust or modify the calculation of a performance goal for a performance period in order to prevent the dilution or enlargement of the rights of participants, (i) in the event of, or in anticipation of, any unusual, infrequently occurring or extraordinary corporate item, transaction, event or development affecting the Company, or (ii) in recognition of, or in anticipation of, any other unusual, infrequently occurring or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions.

Other Stock-Based Awards. The Plan Committee will have authority to grant to participants other stock-based awards, which will consist of any right which is (i) not a stock option, SAR, restricted stock, RSU or performance award and (ii) an award of shares of Common Stock or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares), as deemed by the Plan Committee to be consistent with the purposes of the Incentive Plan; provided, that any such rights must comply, to the extent deemed desirable by the Plan Committee, with Rule 16b-3 under the Exchange Act and applicable law. Subject to the terms of the Incentive Plan and any applicable award agreement, the Plan Committee will determine the terms and conditions of any such other stock-based award, including, but not limited to, the price, if any, at which securities may be purchased pursuant to any other stock-based award granted under the Incentive Plan.

Dividends and Dividend Equivalents

In the sole discretion of the Plan Committee, an award under the Incentive Plan (other than stock options or SARs), whether granted as restricted stock, RSUs, a performance award or other stock-based award, may provide the participant (who is not a resident of Canada) with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities or other property on a current or deferred basis. However, in the case of an award with respect to which the applicable performance goals have not been achieved or other vesting criteria (including service-based vesting criteria) have not been met, such dividends and dividend equivalents may be paid only on a deferred basis, to the extent the underlying award vests.

Award Agreements

Each award under the Incentive Plan will be evidenced by an award agreement, which will specify the terms and conditions of such award and any rules applicable thereto.

Equity Restructuring

In the event that the Plan Committee determines in its sole discretion that an equity restructuring or certain other corporate transactions or events affects the shares of Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, the Plan Committee may, or if required by applicable accounting rules will, equitably adjust any or all of the number of shares of Common Stock which may be granted pursuant to awards, the number of shares of Common Stock covered by outstanding awards under the Incentive Plan, and the grant or exercise price with respect to any award (or provide cash payments to holders of cancelled awards as deemed appropriate by the Plan Committee).

Change in Control

The Incentive Plan does not provide for automatic vesting of awards upon a “change in control” (as defined in the Incentive Plan). Under the Incentive Plan, vesting of an award generally occurs only if a change in control is combined with another event—either (i) the award is not continued or replaced or (ii) the award is continued and replaced, and an involuntary termination occurs within two years after the change in control. This is sometimes referred to as “double-trigger” vesting.

Unless otherwise determined by the Plan Committee or set forth in an applicable award agreement, or as provided in an individual severance or employment agreement to which a participant of the Incentive Plan is a party, upon a “change in control” (as defined in the Incentive Plan), upon the occurrence of a change in control, to the extent a “replacement award” (as defined in the Incentive Plan) is not provided to the applicable participant holding the award in connection with such change in control, each then-outstanding option and SAR will become fully vested and exercisable, and the restrictions applicable to each outstanding restricted stock award, RSU, performance award or other stock-based award will lapse, and each such award will be fully vested. Any applicable performance goals deemed to have been achieved will be deemed to have been earned as of the date of the change in control based on the greater of (i) the actual level of achievement of all relevant performance criteria against the applicable “target” level(s) measured as of the date of such change in control, and (ii) the deemed achievement of all relevant performance criteria at the applicable “target” level(s) measured as of the date of the change in control, with a pro rata payout based on the number of days within the applicable performance period that has elapsed before the change in control, as determined by the Plan Committee, and, in each such case, all other applicable vesting criteria and other terms and conditions of the award will be deemed to have been satisfied.

The Plan Committee may, in its sole discretion, effect the redemption and subsequent cancellation of outstanding awards of the participant, each in accordance with the provisions of the Incentive Plan. Upon the termination of a participant holding replacement awards within the period of two years immediately following a change in control, and except for a termination for cause (as defined in the Incentive Plan) or due to such participant’s death, disability or voluntary resignation, (i) all replacement awards held by the participant will become fully vested and exercisable and (ii) all options and SARs held by the participant immediately before such termination of employment that the participant also held as of the date of the change in control and all stock options and SARs that constitute replacement awards will remain exercisable for a period of 90 days following such involuntary termination or until the expiration of the term of such stock option or SAR, if shorter.

Non-Transferability of Awards

Except as otherwise provided by the Plan Committee, awards are generally non-transferable other than by will or the laws of descent and distribution.

Term, Termination and Amendment

The Board of Directors may amend or terminate the Incentive Plan at any time except that no amendment may, without shareholder approval, violate the law or the rules of the national securities exchange on which the shares of Common Stock are principally listed, materially increase the benefits accruing to participants under the Incentive Plan or materially increase the number of securities which may be issued under the Incentive Plan. The Board of Directors or the Plan Committee may generally amend the terms of any outstanding award under the Incentive Plan at any time. However, no action may be taken by the Board of Directors or the Plan Committee under the Incentive Plan that would materially impair the rights of a participant under a previously granted award without the participant’s consent. No awards will be granted under the Incentive Plan more than ten years after June 8, 2023, the effective date of the Restatement.

Material U.S. Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of the Incentive Plan generally applicable to the Company and to participants in the Incentive Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an ISO. If a participant exercises an ISO during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an ISO after the later of (i) one year from the date the participant exercised the option and (ii) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an ISO before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and ISOs, special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of Common Stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, RSUs and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, RSUs or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock-Based Awards. The U.S. federal income tax consequences of other stock or cash- based awards will depend upon the specific terms of each award.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code. Section 162(m) of the Code provides that certain compensation received in any year by a “covered employee” in excess of $1 million is non-deductible by the Company for federal income tax purposes. Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) included a performance-based compensation exception to the $1 million deduction limit, whereby compensation that satisfied the requirements of the performance-based compensation exception was deductible by the Company. The Tax Cuts and Jobs Act amended Section 162(m) to remove the performance-based compensation exception. Based on this removal, there is no longer an exception to the $1 million deduction limit, and the Section 162(m) performance-based compensation exception requirements are no longer applicable.

Section 409A. We intend that awards granted under the Incentive Plan will comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Incentive Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes.

New Plan Benefits

Because awards to be granted in the future under the Incentive Plan are at the discretion of the Board and the Compensation Committee, it is not possible to determine the benefits or the amounts received or that will be received under the Incentive Plan by eligible participants, including the executive group, non-executive director group and non-executive officer employee group.

The following table reflects the equity awards that were granted to our NEOs and all other eligible employees and directors during the last completed fiscal year:

Name and Position	Number of Shares Subject to RSUs and PSUs Granted (#)	Dollar Value of Options, RSUs and PSUs Granted(1) ($)
Jonathan Shepko - Chief Executive Officer(2)	353,230	$3,583,520
Aaron Coley - Executive Vice President and Chief Financial Officer(3)	407,858	$2,420,983
Rick Williams - Executive Vice President and Chief Operating Officer(4)	77,339	$784,605
Soumit Roy - Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary(5)	84,371	$855,944
Jason Bates - Former Executive Vice President and Chief Financial Officer(6)	112,776	$1,144,112
All Current Executive Officers as a Group	922,798	$7,645,052
All Current Directors who are Not Executive Officers as a Group	176,507	$1,242,220
All Employees, Including all Current Officers who are not Executive Officers, as a Group	1,208,432	$9,995,333

(1)	Represents the grant date fair value of the applicable awards, computed under FASB ASC Topic 718. The PSUs can ultimately vest from 0% to 200%, where the grant date is deferred until the Compensation Committee has concluded upon its right to exercise negative discretion. For purposes of this table, the grant date fair value for the PSUs was estimated assuming maximum performance.

(2)	Represents a grant of 132,461 PSUs and a grant of 88,308 RSUs, in each case, made to Mr. Shepko in March 2022. The PSUs can ultimately vest from 0% to 200%. For purposes of this table, the maximum vesting outcome for the PSUs is presented.

(3)	Represents a grant of 68,572 PSUs, a grant of 45,714 RSUs and a grant of 225,000 RSUs, in each case, made to Mr. Coley in October 2022. The awards granted to Mr. Coley in October 2022 constitute “employment inducement grants” under NASDAQ Listing Rule 5635(c)(4). The PSUs can ultimately vest from 0% to 200%. For purposes of this table, the maximum vesting outcome for the PSUs is presented.

(4)	Represents a grant of 29,002 PSUs and a grant of 19,335 RSUs, in each case, made to Mr. Williams in March 2022. The PSUs can ultimately vest from 0% to 200%. For purposes of this table, the maximum vesting outcome for the PSUs is presented.

(5)	Represents a grant of 31,639 PSUs and a grant of 21,093 RSUs, in each case, made to Mr. Roy in March 2022. The PSUs can ultimately vest from 0% to 200%. For purposes of this table, the maximum vesting outcome for the PSUs is presented.

(6)	Represents a grant of 42,291 PSUs and a grant of 28,194 RSUs, in each case, made to Mr. Bates in March 2022. The PSUs could have ultimately vested from 0% to 200%. For purposes of this table, the maximum vesting outcome for the PSUs is presented. However, these awards were forfeited upon Mr. Bates’ separation from the Company on September 19, 2022.

As required by applicable SEC disclosure rules, in order to comply with Item 10(b)(2)(ii) of Schedule 14A, the following table sets forth, for each of our NEOs, each of our director nominees and certain other persons and groups, all RSUs and PSUs and Common Stock underlying options (“Option Shares”) granted under the Incentive Plan that were outstanding as of April 14, 2023.

Name and Position	Number of RSUs and PSUs (#)(1)	Number of Option Shares (#)
Jonathan Shepko - Chief Executive Officer and Director Nominee	1,397,628	25,000
Aaron Coley - Executive Vice President and Chief Financial Officer	19,048	-
Rick Williams - Executive Vice President and Chief Operating Officer	627,500	571,500
Soumit Roy - Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary	513,501	203,300
Jason Bates - Former Executive Vice President and Chief Financial Officer(2)	-	-
All Current Executive Officers as a Group	2,557,677	799,800
All Current Directors who are Not Executive Officers as a Group	135,324	25,000
Bruce Blaise - Director Nominee	19,332	-
Brian Bonner - Director Nominee	19,332	25,000
Catharine Ellingsen - Director Nominee	19,332	-
Grant Garbers - Director Nominee	19,332	-
Melendy Lovett - Director Nominee	19,332	-
Charles “Chuck” F. Serianni - Director Nominee	19,332	-
Ena Williams - Director Nominee	19,332	-
Each Associate of any Director, Executive Officer or Nominee	-	-
Each Other Person who Received or is to Receive 5% of the Options, Warrants or Rights	-	-
All Employees, Including All Current Officers who are Not Executive Officers, as a Group	1,643,753	931,922

(1)	Assumes that PSUs granted in 2021 and 2022 will vest at maximum performance and that PSUs granted in 2023 will vest at target performance.

(2)	All outstanding equity awards held by Mr. Bates were forfeited in September 2022 as a result of Mr. Bates’ separation from the Company on September 19, 2022.

Equity Compensation Plan Information

The following table provides certain information with respect to our Incentive Plan as of December 31, 2022, the only equity compensation plan in effect as of December 31, 2022.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of Securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders(3)	4,923,978	$6.70	850,103
Equity compensation plans not approved by shareholders(4)	405,886	$6.89	N/A
Total	5,329,864	$6.71	850,103

(1)	The weighted average exercise price does not take into account shares issuable upon vesting of outstanding RSUs or PSUs.

(2)	Does not reflect shares of our Common Stock authorized to be issued under the Incentive Plan pursuant to the Restatement. Assumes maximum payout for the PSUs.

(3)	Refers to the Incentive Plan. Under the Incentive Plan, the Company may grant awards of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and performance awards. On June 18, 2021, at the Company’s 2021 annual meeting of shareholders, the Company’s shareholders approved an amendment and restatement of the Incentive Plan. Under the Incentive Plan, the Company is authorized to issue up to 8.5 million shares of Common Stock (not including the shares of Common Stock authorized to be issued under the Incentive Plan pursuant to the Restatement). Assumes maximum payout for the PSUs.

(4)	Reflects the grant of “employment inducement grants” under NASDAQ Listing Rule 5635(c)(4). These grants consisted of (i) 270,714 RSUs and 68,572 PSUs to Mr. Coley and (ii) 66,600 stock options to a former non-executive officer employee. Assumes maximum payout for the PSUs.

Required Vote

The approval of the Restatement requires the affirmative vote of the majority of the votes cast by the shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

Recommendation

The Board of Directors recommends a vote “FOR” the Restatement of the Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock as of April 14, 2023, based on information filed with the SEC or obtained from the persons named below, by:

●	each of our NEOs and directors (including our nominees);

●	all our current executive officers and directors as a group; and

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name	Number of Shares of Common Stock Beneficially Owned	Percent of Outstanding Common Stock(1)
NEOs and directors:
Bruce Blaise	4,565	*
Brian Bonner(2)	519,799	1.2
Catharine Ellingsen	19,164	*
Grant Garbers	17,159	*
Melendy Lovett	20,253	*
Charles “Chuck” F. Serianni	62,744	*
Jonathan Shepko(2)	407,010	*
Ena Williams	63,994	*
Aaron Coley	—	—
Rick Williams(2)(3)	1,042,471	2.3
Soumit Roy(2)(4)	484,431	1.1
Jason Bates(5)	6,704	*
All directors and executive officers as a group (11 individuals)(2)(3)(4)	2,640,840	5.8
5% beneficial owners:
Osterweis Capital Management, Inc.(6)	4,347,850	9.6
Lyons Capital, LLC(7)	3,250,000	7.2
Douglas Tabor(8)	2,925,000	6.5

*	Less than 1%.

(1)	Calculations based on 45,196,829 shares of Common Stock outstanding at April 14, 2023.

(2)	Includes shares of Common Stock issuable upon exercise of stock options held by the following people in the following amounts: (i) 25,000 vested options held by each of Messrs. Bonner and Shepko, (ii) 381,000 vested options held by Mr. Williams and 190,500 options held by Mr. Williams that will vest within 60 days of April 14, 2023, and (iii) 143,867 vested options held by Mr. Roy and 59,433 options held by Mr. Roy that will vest within 60 days of April 14, 2023.

(3)	Includes 453,200 shares of Common Stock issuable pursuant to PSUs that will vest within 60 days of April 14, 2023.

(4)	Includes 265,500 shares of Common Stock issuable pursuant to PSUs that will vest within 60 days of April 14, 2023.

(5)	Mr. Bates resigned as Executive Vice President and Chief Financial Officer, effective as of September 19, 2022. The shares reflected as beneficially owned by Mr. Bates are based on information disclosed in a Form 4 filed by Mr. Bates on June 28, 2022, and the terms of his separation agreement, including the forfeiture of his vested and unvested stock options, unvested RSUs, and vested and unvested PSUs. His reported holdings do not take into account any transactions that may have occurred after he was no longer subject to the reporting obligations of Section 16(a) of the Exchange Act.

(6)	Comprised of approximately 4,347,850 shares of Common Stock issuable upon conversion of 500,000 shares of Series A Convertible Preferred Stock, convertible at the rate of 8.6957 shares of Common Stock per 1 share of Series A Convertible Preferred Stock. Information is based on a Schedule 13G/A filed with the SEC on February 14, 2023 by (i) Osterweis Capital Management, Inc., (ii) Osterweis Capital Management, LLC, (iii) John S. Osterweis, and (iv) Carl P. Kaufman, all of which, except for Osterweis Capital Management, Inc., have sole voting and sole dispositive power. Business address: One Maritime Plaza, Suite 800, San Francisco, CA 94111.

(7)	Information is based on a Schedule 13D/A filed with the SEC on January 5, 2021, by (i) Lyons Capital, LLC, (ii) The Lyons Community Property Trust, dated June 15, 1979, (iii) Phillip N. Lyons, and (iv) Lyons Share Foundation, all of which have shared voting and shared dispositive power over the reported shares of Common Stock. Business address of Lyons Capital, LLC, The Lyons Community Property Trust, dated June 15, 1979, and Lyons Share Foundation: 5000 Birch Street, Suite 5500, Newport Beach, CA 92660. Business Address of Phillip N. Lyons: 36 Harbor Island, Newport Beach, CA 92660.

(8)	Information is based on the Schedule 13G filed with the SEC on February 14, 2023, by Douglas Tabor and Texas Time Express, Inc. Mr. Tabor has sole voting and sole dispositive power over 2,877,257 shares of Common Stock and shared voting and shared dispositive power with Texas Time Express, Inc. over 47,743 shares of Common Stock. Business address of Mr. Tabor: 401 N. Carroll #194, Southlake, Texas 76092.

OTHER MATTERS

As of the date of this proxy statement, neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of 2023 Annual Meeting of Shareholders and this proxy statement. If any other business should properly come before the Annual Meeting, or any adjournments or postponements thereof, the persons named in the proxy will vote on such matters according to their best judgment to the extent authorized by Rule 14a-4(c) under the Exchange Act.

Submission of Shareholder Proposals for the 2024 Annual Meeting of Shareholders

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the shareholders at the 2024 annual meeting of shareholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Generally, such proposals are due 120 days before the anniversary of the date we release our proxy materials for the prior year; however, if the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. We currently expect to hold the 2024 annual meeting of shareholders within 30 days of June 8, 2024. Therefore, we have determined that Rule 14a-8 shareholder proposals must be received by the Company at its offices at 15455 Dallas Parkway, Suite 550, Addison, Texas 75001, no later than the close of business on December 29, 2023 unless otherwise announced by the Company prior to the 2024 annual meeting of shareholders.

In addition, our bylaws provide notice procedures for shareholders to nominate a person as a director and to propose business to be considered by shareholders at a meeting. Notice of a nomination or proposal must be delivered to us not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of the preceding year’s annual meeting of shareholders. In the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (i) the close of business on the 90th day before the meeting and (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Currently, we expect to hold the 2024 annual meeting of shareholders within 30 days of June 8, 2024. Accordingly, for the 2024 annual meeting of shareholders, assuming that we do not issue a public announcement changing the date of the meeting, notice of a nomination or proposal must be delivered to us no later than the close of business on March 8, 2024, and no earlier than the close of business on February 9, 2024. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The Chairman of the Board of Directors may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures, or the other procedures set forth in the bylaws. Furthermore, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive office at 15455 Dallas Parkway, Suite 550, Addison, Texas 75001 no later April 9, 2024 (assuming the date of the 2024 annual meeting of shareholders has not been changed by more than 30 days from the anniversary date of the Annual Meeting). If the date of the 2024 annual meeting of shareholders is changed by more than 30 days from the anniversary date of the Annual Meeting, then notice must be provided by the later of 60 days prior to the date of the 2024 annual meeting of shareholders or the 10th day following the day on which public announcement of the date of the 2024 annual meeting of shareholders is first made by the Company.

Householding Information

Unless we have received contrary instructions, we may send a single copy of the Notice to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below and we will promptly deliver a separate copy of our disclosure documents. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of our disclosure documents, the shareholders should follow these instructions:

●	If the shares are registered in the name of the shareholder, the shareholder should contact us at our offices at 15455 Dallas Parkway, Suite 550, Addison, Texas 75001 or via telephone at (972) 248-0412, to inform us of his, her or its request; or

●	If a broker, bank, broker-dealer, custodian or other similar organization holds the shares, the shareholder should contact that representative directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our shareholders, upon request, annual reports containing financial statements audited by our independent registered public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through the Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of our annual report and the reports and other information filed with the SEC. In addition, we provide information regarding our corporate governance and financial and stock information on our corporate website at https://investor.daseke.com.

Any requests for copies of information, reports or other filings with the SEC should be directed to:

Soumit Roy, Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary
Daseke, Inc.
15455 Dallas Parkway, Suite 550
Addison, Texas 75001

APPENDIX A

DASEKE, INC.
2017 OMNIBUS INCENTIVE PLAN

(As Amended and Restated on [   ], 2023)

Section 1.                     Purpose. The purpose of this Daseke, Inc. 2017 Omnibus Incentive Plan is to promote the interests of Daseke, Inc. and its stockholders by (a) attracting and retaining employees and directors of, and certain consultants to, the Company and its Affiliates; (b) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and/or (c) enabling such individuals to participate in the long-term growth and financial success of the Company. The Plan as set forth herein constitutes an amendment and restatement of the Daseke, Inc. 2017 Omnibus Incentive Plan, as originally adopted by the Board and approved by the stockholders of the Company on February 27, 2017, and subsequently amended and restated on May 26, 2017, amended on September 10, 2019, and amended and restated on June 18, 2021 (the “Prior Plan”). The Plan shall supersede and replace in its entirety the Prior Plan, subject to approval of the Plan by the stockholders of the Company.

Section 2.                     Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Other Stock-Based Award or Performance Compensation Award made or granted from time to time hereunder.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company.

“Board” shall mean the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or an Affiliate. If the Participant is not a party to an employment, severance or similar agreement with the Company or an Affiliate in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean (i) persistent neglect or negligence in the performance of the Participant’s duties; (ii) conviction (including pleas of guilty or no contest) for any act of fraud, misappropriation or embezzlement, or for any criminal offense related to the Company, any of its subsidiaries or the Participant’s service; (iii) any deliberate and material breach of fiduciary duty to the Company or its subsidiaries, or any other conduct that leads to the material damage or prejudice of the Company or any of its subsidiaries; or (iv) a material breach of a policy of the Company or its subsidiaries, such as the Company’s code of conduct. Notwithstanding any foregoing term or condition of this definition of Cause, with respect to any Participant who is a non-employee member of the Board or the board of directors of an Affiliate, “Cause” shall mean an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

“Change in Control” shall mean the occurrence of any of the following events:

(a)                 the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board (the “Voting Power”) at such time; provided that the following acquisitions shall not constitute a Change in Control: (i) any such acquisition directly from the Company; (ii) any such acquisition by the Company; (iii) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; or (iv) any such acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) below; or

(b)                individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)                 consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Power immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such Business Combination of the securities representing the Voting Power, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board providing for such Business Combination; or

(d)                approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in paragraph (a), (b), (c) or (d) above, with respect to such Award, shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).

“Change in Control Price” shall mean the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Shares in any merger or consolidation, (ii) the per share Fair Market Value of the Shares immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per Share in a dissolution transaction, (iv) the price per share offered to holders of Shares in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in the foregoing clauses (i), (ii), (iii) or (iv), the value per share of the Shares that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this paragraph or in Section 13 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is intended to be a “Non-Employee Director” (within the meaning of Rule 16b-3) to the extent Rule 16b-3 is applicable to the Company and the Plan.

“Company” shall mean Daseke, Inc. together with any successor thereto.

“Consultant” shall mean any person, but not including an employee or non-employee Director, who is engaged by the Company or any Affiliate of the Company to render services and is compensated for such services.

“Disability” shall mean a physical or mental disability or infirmity that prevents the performance by the Participant of his or her duties lasting (or likely to last, based on competent medical evidence presented to the Company) for a continuous period of six months or longer.

“Effective Date” shall have the definition as set forth in Section 18(a) of the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, as of any date, either (a) the closing sale price (excluding any “after hours” trading) of the Shares on the date of grant or the date of calculation, as the case may be, on the stock exchange or over the counter market on which the Shares are principally trading on such date (or on the last preceding trading date if Shares were not traded on such date) if the Shares are readily tradable on a national securities exchange or other market system, or (b) the amount determined in good faith by the Committee as the fair market value of the Shares on such date.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is designated as an “incentive stock option” and is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

“Involuntary Termination” shall mean termination by the Company of a Participant’s employment or service by the Company without Cause. For avoidance of doubt, an Involuntary Termination shall not include a termination of the Participant’s employment or service by the Company for Cause or due to the Participant’s death, Disability or voluntary resignation.

“Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (b) increase a Performance Compensation Award above the maximum amount payable under Section 4(a), Section 11(d)(ii) and/or Section 11(e) of the Plan.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option or does not meet the requirements of Section 422 of the Code or any successor provision thereto.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any employee of, or Consultant to, the Company or its Affiliates, or non-employee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee, or its designee, to receive an Award under the Plan.

“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

“Performance Criteria” shall mean the measurable criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to certain performance-based Awards under the Plan, including, but not limited to, Performance Compensation Awards. Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Affiliates. The Performance Criteria may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Committee may grant performance-based Awards subject to Performance Criteria that are either Performance Compensation Awards or are not Performance Compensation Awards. The Performance Criteria that will be used to establish the Performance Goal(s) for Performance Compensation Awards shall be based on one or more, or a combination of, the following: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net, gross, or operating income (before or after taxes); (v) return on equity or stockholders’ equity; (vi) return on assets; (vii) return on capital or invested capital; (viii) revenue, net revenue, gross revenue, or product revenue; (ix) profit margin; (x) earnings per Share, cash earnings per Share, diluted earnings per Share, annual cash adjusted earnings per Share growth; (xi) net earnings; (xii) operating earnings; (xiii) free cash flow; (xiv) attainment of strategic goals relating to mergers and acquisitions; (xv) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (xvi) sales or market share; (xvii) gross profits; (xviii) earnings before interest and taxes; (xix) earnings or adjusted earnings before interest, taxes, depreciation and amortization; (xx) operating expenses or reduction in operating expenses; (xxi) capital expenses; (xxii) enterprise value; (xxiii) equity market capitalization; (xxiv) economic value-added models and comparisons with various stock market indices; (xxv) operating ratio; (xxvi) employee turnover; (xxvii) Compliance, Safety, and Accountability (CSA) scores; (xxviii) reductions in costs; (xxix) gross profit return on investment; (xxx) gross margin return on investment; (xxxi) gross margin; (xxxii) operating margin; (xxxiii) working capital; (xxxiv) net recurring revenues; (xxxv) revenue growth; (xxxvi) annual recurring revenues; (xxxvii) recurring revenues; (xxxviii) license revenues; (xxxix) total stockholder return or total stockholder return positioning within a comparator group; (xl) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and other offsets and adjustments; (xli) growth in the value of an investment in Shares assuming the reinvestment of dividends; (xlii) adjusted net income or income per Share or adjusted cash net income per Share; (xliii) volume, volume growth or in-year volume; (xliv) merchant or distribution partner account production; (xlv) new merchant locations or new merchant locations using a particular product; (xlvi) calculated attrition; (xlvii) goals based on product performance; (xlviii) environment, social and corporate governance (ESG) goals; (xlix) Fair Market Value or annual Share price growth; or (l) individual Participant goals.

“Performance Formula” shall mean, for a Performance Period, one or more objective formulas applied against the relevant Performance Goal to determine, with regard to a performance-based Award (including, but not limited to, a Performance Compensation Award) of a particular Participant, whether all, some portion but less than all, or none of the performance-based Award has been earned for the Performance Period.

“Performance Goals” shall mean, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual, infrequently occurring or extraordinary corporate item, transaction, event or development affecting the Company; or (b) in recognition of, or in anticipation of, any other unusual, infrequently occurring or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

“Performance Period” shall mean the one or more periods of time of at least one year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a performance-based Award, including, but not limited to, a Performance Compensation Award.

“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government or political subdivision.

“Plan” shall mean this Daseke, Inc. 2017 Omnibus Incentive Plan, as amended from time to time.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto, and shall include the Staff thereof.

“Shares” shall mean the common stock of the Company, par value $0.0001 per share, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction, or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Substitute Awards” shall mean any Awards granted under Section 4(c) of the Plan.

Section 3.                     Administration.

(a)                 The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine in the terms and conditions of any Award whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration or operation of the Plan.

(b)                Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, but not limited to, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(c)                 The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director” within the meaning of Rule 16b-3 shall not invalidate any Award otherwise validly made by the Committee under the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to non-employee directors under the Plan.

(d)                No member of the Committee and no employee of the Company shall be liable for any determination, act, or failure to act hereunder (except in circumstances involving his or her bad faith), or for any determination, act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any determination, act or failure to act with respect to their duties on behalf of the Plan (except in circumstances involving such person’s bad faith).

(e)                 The Committee may from time-to-time delegate all or any part of its authority under the Plan to a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such subcommittee. In addition, subject to applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Affiliate whose employees have benefited from the Plan, as determined by the Committee.

Section 4.                     Shares Available for Awards.

(a)                 Shares Available.

(i)                  Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, the sum of, (A) the number of Shares remaining available for grant under the Prior Plan upon the Effective Date, plus 3,000,000 Shares (the “Share Reserve”), plus (B) any Shares that again become available for Awards under the Plan in accordance with Section 4(a)(ii). Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be the number of Shares in the Share Reserve. Subject in each instance to adjustment as provided in Section 4(b), the maximum number of Shares with respect to which Awards (including Options and Stock Appreciation Rights) may be granted to any single Participant in any fiscal year shall be 1,000,000 Shares; the maximum number of Shares which may be paid to a Participant in the Plan in connection with the settlement of any Award(s) designated as “Performance Compensation Awards” in respect of a single Performance Period shall be as set forth in Section 11(e); and the maximum number of Shares with respect to which Awards (including Options and Stock Appreciation Rights) may be granted to any single non-employee member of the Board in any fiscal year shall be 350,000 Shares; provided, however, that the number of Shares granted during a single fiscal year of the Company to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board during such fiscal year, shall not, in each case, exceed $500,000 in total value (calculating the value of any such Shares based on the grant date fair value of such Shares for financial reporting purposes and excluding, for this purpose, the value of any dividend or dividend equivalent payments paid pursuant to any Shares granted in a previous fiscal year).

(ii)                Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that (in whole or in part) have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will again be available for issuance hereunder. In addition, any Shares delivered, withheld or surrendered to satisfy any tax withholding obligations relating to an Award (other than an Option or a Stock Appreciation Right) will again be available for issuance hereunder. Notwithstanding the foregoing, (i) Shares delivered, withheld or surrendered to satisfy any tax withholding obligations relating to an Option or a Stock Appreciation Right, (ii) Shares tendered or withheld in payment of any exercise or purchase price of an Award, (iii) Shares that were subject to an Option or a Stock Appreciation Right but were not issued or delivered as a result of the net settlement or net exercise of such Option or Stock Appreciation Right and (iv) Shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be again available for issuance hereunder.

(b)                Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines in its sole discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right; provided, that, for the avoidance of doubt, in the case of the occurrence of any of the foregoing events that is an “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation — Stock Compensation (FASB ASC 718)), the Committee shall make an equitable adjustment to outstanding stock-based Awards to reflect such event. The Committee will also make or provide for such adjustments in the numbers of Shares specified in Section 4(a)(i) and Section 11(e) of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 4(b); provided, however, that any such adjustment to the numbers specified in Section 4(a)(i) and Section 11(e) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

(c)                 Substitute Awards.

(i)                  Awards may be granted under the Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in an acquisition or merger transaction with the Company or any subsidiary of the Company. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code.

(ii)                In the event that an entity acquired by the Company or any subsidiary of the Company or with which the Company or any subsidiary of the Company merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under the Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could not have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any subsidiary of the Company prior to such acquisition or merger. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(iii)              Any Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Section 4(c)(i) or Section 4(c)(ii) of the Plan will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits described in Section 4(a)(i) of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Section 4(c)(i) or Section 4(c)(ii) of the Plan will be added to the aggregate limit described in Section 4(a)(i) of the Plan.

(d)                Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(e)                 Minimum Vesting Requirement. No Award will vest earlier than the one (1) year anniversary of the Grant Date of such Award, subject to the other provisions of the Plan, including the Committee’s ability to allow for accelerated vesting for any reason. Notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the total number of Shares authorized to be issued under the Plan may be granted to eligible persons under the Plan without regard to such one (1) year minimum vesting requirement.

Section 5.                     Eligibility. Any employee of, or Consultant to, the Company or any of its Affiliates (including, but not limited to, any prospective employee), or non-employee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.

Section 6.                     Stock Options.

(a)                 Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options (except that no Incentive Stock Options shall be granted to any individual who is a resident of Canada), or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. No Option shall be exercisable more than ten years from the date of grant.

(b)                Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which exercise price (except with respect to Substitute Awards) shall not be less than the Fair Market Value per Share on the date of grant.

(c)                 Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d)                Payment.

(i)                  No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (A) in cash, or its equivalent, or (B) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months), provided that this clause (B) shall be inapplicable to any Option granted to an individual who is a resident of Canada, or (C) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or (D) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), or (E) by a combination of the foregoing, or (F) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.

(ii)                Wherever in the Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

Section 7.                     Stock Appreciation Rights.

(a)                 Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.

(b)                Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of one Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which grant price (except with respect to Substitute Awards) shall not be less than the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion and shall specify in the applicable Award Agreement whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

Section 8.                     Restricted Stock and Restricted Stock Units.

(a)                 Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b)                Transfer Restrictions. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative, or the transfer agent shall remove the restrictions relating to the transfer of such Shares. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreement.

(c)                 Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of one Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee and specified in the Award Agreement, upon or after the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock or dividend equivalents paid on any Restricted Stock Units shall be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Stock or Restricted Stock Units, as applicable, pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion and in each case subject to the provisions of Section 16(b) herein, provided that no dividends or dividend equivalents shall be paid hereunder on such an Award granted to any individual who is a resident of Canada. Shares of Restricted Stock and Shares issued in respect of Restricted Stock Units may be issued with or without other payments therefor or such other consideration as may be determined by the Committee, consistent with applicable law.

(d)                Terms and Conditions. The Committee may require or permit the deferral of the receipt of Restricted Stock Units upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

Section 9.                     Performance Awards.

(a)                 Grant. The Committee shall have sole authority to determine the Participants who shall receive a Performance Award, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee and except as provided in Section 9(d) below, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(b)                Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, and except as provided in Section 9(d) below, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. The Committee may require or permit the deferral of the receipt of Performance Awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

(c)                 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period as set forth in the applicable Award Agreement.

(d)                Performance Awards. The Committee may establish performance goals and targets, determine the extent to which such goals have been met and determine the amount of such Awards, in each case, in its sole discretion.

Section 10.                 Other Stock-Based Awards. The Committee shall have authority to grant to Participants an Other Stock-Based Award, which shall consist of any right which is (i) not an Award described in Section 6 through Section 9 of the Plan, and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including, but not limited to, the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under the Plan.

Section 11.                 Performance Compensation Awards.

(a)                 General. The Committee shall have the authority, at the time of grant of any Award described in Section 6 through Section 10 of the Plan, to designate such Award as a Performance Compensation Award.

(b)                Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. Designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period, and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder for such period or any other period.

(c)                 Discretion of the Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is/are to apply to the Company and the Performance Formula, as applicable. Within the first 90 days of a Performance Period, the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d)                Payment of Performance Compensation Awards.

(i)                  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)                Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii)              Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the Performance Period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.

(iv)               Negative Discretion. In determining the final payout of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

(v)                Timing of Award Payments. The Awards granted for a Performance Period shall be paid as provided for in any applicable Award Agreement.

(e)                 Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is (i) to the extent such Award is based on a number of Shares (including Awards that may be settled in either cash or Shares), 1,000,000 Shares or (ii) to the extent such Award is designated to be paid only in cash and is not based on a number of Shares, a maximum value at the date of grant equal to $4,500,000. If an Award is cancelled, then the cancelled Award shall continue to be counted toward the applicable limitation in this paragraph.

Section 12.                 Amendment and Termination.

(a)                 Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, or (iii) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(b)                Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(c)                 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events, or infrequently occurring events as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time, (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)                Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or to cancel Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, or when the exercise price or grant price exceeds the fair market value of a Share on the date of such exchange, in each case, without stockholder approval. This Section 12(d) is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4(b) of the Plan.

Section 13.                 Change in Control. In the event of a Change in Control, unless otherwise determined by the Committee in a written resolution at the date of grant or set forth in an applicable Award Agreement, or as provided in an individual severance or employment agreement to which a Participant is a party, the following acceleration, exercisability and valuation provisions will apply:

(a)                 Upon a Change in Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable, and the restrictions applicable to each outstanding Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award will lapse, and each Award will be fully vested, except to the extent that an award meeting the requirements of Section 13(b) hereof (a “Replacement Award”) is provided to the Participant holding such Award in accordance with Section 13(b) hereof to replace or adjust such outstanding Award (a “Replaced Award”). Any applicable Performance Goals deemed to have been achieved will be deemed to have been earned as of the date of the Change in Control based on the greater of (A) the actual level of achievement of all relevant performance criteria against the applicable “target” level(s) measured as of the date of the Change in Control, or (B) the deemed achievement of all relevant performance criteria at the applicable “target” level(s) measured as of the date of the Change in Control, with a pro rata payout based on the number of days within the applicable Performance Period that has elapsed before the Change in Control, as determined by the Committee, and, in each such case, all other applicable vesting criteria and other terms and conditions of the Award will be deemed to have been satisfied. The Committee, acting in its sole discretion without the consent or approval of any holder, may, in its sole discretion, effect the redemption, in whole or in part, of outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a dividend equivalent or cash award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the exercise price per share with respect to an Option and less the grant price with respect to a Stock Appreciation Right, as applicable to such Awards; provided, however, that to the extent the exercise price per share of an Option or the grant price of a Stock Appreciation Right exceeds the Change in Control Price, such Award shall be cancelled for no consideration.

(b)                An award meets the conditions of this Section 13(b) (and hence qualifies as a Replacement Award) if (i) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replacement Award than the terms and conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 13(b) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and compliance of the Replaced Award or Replacement Award with Section 409A of the Code). Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

(c)                 Upon the Involuntary Termination, during the period of two years immediately following a Change in Control, of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before such termination of employment that the Participant also held as of the date of the Change in Control and all stock options and stock appreciation rights that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter (provided, however, that, if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

(d)                Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any provision of the Plan or an applicable Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service, but disregarding any future service or performance requirements.

Section 14.                 Non-U.S. Participants. In order to facilitate the granting of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any subsidiary of the Company outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Section 15.                 Detrimental Activity and Recapture Provisions. Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, including, without limitation, in the event that a Participant, during employment or other service with the Company or an Affiliate, shall engage in activity detrimental to the business of the Company. In addition, notwithstanding anything in the Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Shares may be traded.

Section 16.                 General Provisions.

(a)                 Nontransferability.

(i)                  Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii)                No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. In no event may any Award granted under the Plan be transferred for value.

(iii)              Notwithstanding the foregoing, at the discretion of the Committee, an Award may be transferred by a Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons, subject to any restriction included in the applicable Award Agreement.

(b)                Dividends and Dividend Equivalents. In the sole discretion of the Committee, an Award (other than Options or Stock Appreciation Rights), whether made as an Other Stock-Based Award or as an Award granted pursuant to Section 8 or Section 9 hereof, may provide the Participant who is not a resident of Canada with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that in the case of Awards with respect to which any applicable Performance Criteria/Goals have not been achieved or other vesting criteria (including service-based vesting criteria) have not been met, dividends and dividend equivalents may be paid only on a deferred basis, to the extent the underlying Award vests.

(c)                 No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, Awards, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(d)                Share Certificates. Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other term or condition of the Plan, the Company may elect to satisfy any requirement under the Plan for the delivery of Share certificates through the use of another system, such as book entry.

(e)                 Withholding.

(i)                  A Participant may be required to pay to the Company or any Affiliate, and, subject to Section 409A of the Code, the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan, and to take such other action(s) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. This authority shall include the authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of the federal, state, foreign and/or local tax withholding obligations, including payroll tax withholding, with respect to a Participant in amounts up to the maximum allowable rate in the Participant’s relevant tax jurisdiction, as determined in the sole discretion of the Committee and pursuant to procedures established by the Committee and to the extent permitted by applicable accounting rules.

(ii)                Without limiting the generality of clause (e)(i) above, unless determined otherwise by the Committee and subject to such rules as it may adopt (including, without limitation, any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), a Participant shall satisfy the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option (or the settlement of such Award in Shares) a number of Shares with a Fair Market Value equal to such withholding liability.

(f)                  Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, Disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee. Unless otherwise stipulated in an Award Agreement upon a Participant’s termination of employment as a result of death or Disability each then-outstanding Option and Stock Appreciation Right shall become vested and exercisable on a pro rata basis based on the number of full months completed during the vesting period up through the date of termination divided by the total number of months in the applicable vesting period and the restrictions applicable to each outstanding Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award will lapse on a pro rata basis based on the number of full months completed during the vesting or performance period up through the date of termination divided by the total number of months in the applicable vesting or performance period (with any applicable Performance Goals deemed to have been achieved at a target level as of the date of such vesting). All vested Options and Stock Appreciation Rights will remain exercisable for a period of 90 days following any such termination or until the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter (provided, however, that if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

(g)                No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, restricted stock units, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h)                No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting or other service relationship to, or as a director on the Board or board of directors, as applicable, of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting or other service relationship, free from any liability or any claim under the Plan or any Award Agreement, unless otherwise expressly provided in any applicable Award Agreement or any applicable employment or other service contract or agreement.

(i)                  No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j)                  Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, applied without giving effect to its conflict of laws principles.

(k)                Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l)                  Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with the requirements of all applicable securities laws.

(m)               No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n)                No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(o)                Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code.

(p)                Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(q)                California Participants. The Plan is intended to comply with Section 25102(o) of the California Corporations Code (“Section 25102(o)”), to the extent applicable. In that regard, to the extent required by Section 25102(o), the terms and conditions of any Options and Stock Appreciation Rights, to the extent vested and exercisable upon a Participant’s termination of employment or service, shall include any minimum exercise periods after termination required by Section 25102(o). Any Plan term that is inconsistent with Section 25102(o) shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o).

(r)                  Data Protection. A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the collection and processing of personal data relating to the Participant so that the Company and the Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data shall include data about participation in the Plan and Shares offered or received, purchased or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

Section 17.                 Compliance with Section 409A of the Code.

(a)                 It is intended that the Plan and any Awards granted hereunder are exempt from or comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. All installment payments under the Plan will be deemed separate payments for purposes of Section 409A of the Code.

(b)                Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of Code) payable under the Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and Awards granted hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c)                 If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, with interest at an interest rate determined in the sole discretion of the Committee, on the earlier of the first business day of the seventh month or death.

(d)                To the extent that the Plan and/or Awards granted hereunder are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A of the Code, including, without limitation, any regulations or other guidance that may be issued after the date of the grant. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and Awards granted hereunder (including, but not limited to, any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 18.                 Term of the Plan.

(a)                 Effective Date. The Prior Plan was originally effective as of February 27, 2017, which was the date of its approval by the Board and the stockholders of the Company. The Plan, as amended and restated, is effective as of [ ], 2023 (the “Effective Date”), subject to approval of the Plan by the stockholders of the Company.

(b)                Expiration Date. No Award will be granted under the Plan more than ten years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet -QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 7, 2023. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online meeting, you will need your 12 digit control number to vote electronically at the meeting. To attend: https://www.cstproxy.com/daseke/2023 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. 1. Election of Directors. (01) Bruce Blaise (02) Brian Bonner (03) Catharine Ellingsen (04) Grant Garbers (05) Melendy Lovett (06) Charles “Chuck” F. Serianni (07) Jonathan Shepko (08) Ena Williams FOR nominees listed to the left WITHHOLD AUTHORITY to vote for nominees listed to the left 2. Ratification of independent registered public accounting firm. 3. Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers. 4. Approval of an amendment and restatement of the Company’s 2017 Omnibus Incentive Plan. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) CONTROL NUMBER Signature Signature, if held jointly Date , 2023 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. All holders must sign. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The 2023 Proxy Statement and the 2022 Annual Report to Stockholders are available at: https://www.cstproxy.com/daseke/2023 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Daseke, Inc. The undersigned appoints Jonathan Shepko and Soumit Roy, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Daseke, Inc. held of record by the undersigned at the close of business on April 14, 2023 at the Annual Meeting of Stockholders of Daseke, Inc. to be held on June 8, 2023, or at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO THE EXTENT AUTHORIZED BY RULE 14A-4(C) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)